UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CAPITALSOURCE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

John K. Delaney
Chairman of the Board
and Chief Executive Officer

March [  ], 2008

Dear Stockholder:

On behalf of your Board of Directors and management, we cordially invite you to attend the Annual Meeting of Stockholders to be held on May 1, 2008, at 8:00 a.m. at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, District of Columbia 20007.

There will be four proposals to be acted upon at the 2008 Annual Meeting, all of which are described in detail in our proxy statement and related materials. Your Board of Directors believes that these proposals are in the best interests of the Company and its stockholders and recommends that you vote in favor of them. This year, pursuant to new rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we intend to mail, on or about the date of this letter, a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record and beneficial owners at the close of business on March 10, 2008. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Your vote is very important. Whether or not you plan to attend the 2008 Annual Meeting in person, please vote your shares by telephone or over the Internet as described in the Notice as promptly as possible. You also may request a paper proxy card to submit your vote by mail if you prefer, although we encourage you to vote by telephone or over the Internet because it will save the company printing costs and postage fees. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

Thank you for your continued support.

Cordially,

John K. Delaney

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 1, 2008

To Our Stockholders:

The 2008 Annual Meeting of Stockholders of CapitalSource Inc. will be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, District of Columbia 20007, 8:00 a.m., local time, on May 1, 2008 for the following purposes:

(1)	to consider and act upon a proposal to elect three directors to the Company’s Board;

(2)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008;

(3)	to approve an amendment to the Company’s charter to increase the number of authorized shares of common stock;

(4)	to approve amendments to the Company’s Third Amended and Restated Equity Incentive Plan; and

(5)	to transact such other business, if any, as may properly come before the meeting.

The Board of Directors set the close of business on March 10, 2008 as the record date to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the 2008 Annual Meeting. If you wish to vote shares held in your name at the 2008 Annual Meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you), and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at our 2008 Annual Meeting will be limited to persons presenting a Notice or proxy card (if you requested one) and picture identification.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the 2008 Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m. Eastern Time on April 30, 2008.

By Action of the Board of Directors

Steven A. Museles
Chief Legal Officer and Corporate Secretary

4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
March [  ], 2008

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

May 1, 2008

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of CapitalSource Inc. for the 2008 Annual Meeting of Stockholders to be held on May 1, 2008 at 8:00 a.m. at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, District of Columbia 20007 and at any adjournment or postponement thereof. As a stockholder, you are invited to attend the 2008 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Internet Availability of Proxy Materials

Under rules recently adopted by the Securities and Exchange Commission (“SEC”), we are now furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our 2007 Annual Report on Form 10-K) to each stockholder. You will not receive paper copies of these proxy materials unless you request them. We are sending all of our stockholders a Notice of Internet Availability of Proxy Materials, which will instruct you as to how you may access and review the proxy materials over the Internet. The Notice will also instruct you as to how you may access your proxy card to vote your shares by telephone or over the Internet. If you would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

It is anticipated that the Notice will be mailed to stockholders on or about March 21, 2008.

Who Can Vote

Stockholders of record on March 10, 2008 may attend and vote at the 2008 Annual Meeting or have their votes by proxy counted if they do not attend in person. On that date, there were [          ] shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter presented. The presence, in person or by proxy, of the holders of a majority in voting power of the shares of capital stock outstanding on March 10, 2008 and entitled to vote at the 2008 Annual Meeting will constitute a quorum to conduct business. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum. If you participate in the Company’s dividend reinvestment plan, or DRIP, and no instructions are given by you, your DRIP shares will not be voted.

A list of stockholders entitled to vote at the 2008 Annual Meeting will be open to examination by any stockholder, for any purpose germane to the 2008 Annual Meeting, at our corporate headquarters during normal business hours for a period of ten days before the 2008 Annual Meeting and during the 2008 Annual Meeting.

Voting Procedures

You may vote your shares of CapitalSource stock by any of the following methods:

By Telephone or the Internet — Stockholders can simplify their voting by voting their shares via telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 P.M. Eastern Time, on April 30, 2008.

By Mail — Stockholders who request a paper proxy card by telephone or Internet may elect to vote by mail and should complete, sign and date their proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be received by April 30, 2008 or the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the 2008 Annual Meeting. Shares held beneficially in street name may be voted by you in person at the 2008 Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

Shares represented by proxies will be voted as directed by the stockholder. Unless you direct otherwise, if you grant a proxy, your shares will be voted as follows:

(1) FOR the Board’s three nominees for the Board of Directors;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008;

(3) FOR approval of the amendment to the Company’s charter to increase the number of authorized shares of common stock;

(4) FOR approval of the amendments to the Company’s Third Amended and Restated Equity Incentive Plan; and

(5) in the discretion of the proxy holder on any other matter to be presented at the 2008 Annual Meeting.

You may revoke any proxy you grant at any time prior to its exercise by (1) submitting a new proxy with a later date, including a proxy given over the Internet or by telephone; (2) notifying our Corporate Secretary in writing of your revocation of the prior proxy before the 2008 Annual Meeting; or (3) voting in person at the 2008 Annual Meeting. If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your bank, broker or other agent following the instructions they provide, or, if you have obtained a legal proxy from your broker or other agent giving you the right to vote your shares, by attending the 2008 Annual Meeting and voting in person. Any stockholders owning shares in street name who wish to revoke voting instructions previously given to their broker, bank or other nominee should contact such broker, bank or other nominee for further instructions.

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Currently, our Board of Directors is composed of 10 directors, divided into three classes, with all directors elected to serve for three-year terms. The Board held six meetings during 2007 and each of the continuing directors attended at least 75% of the meetings of the Board and committees of the Board held during his or her term of service. In accordance with the Company’s policy on director attendance at annual meetings, all of our continuing directors who then served on the Board attended last year’s annual meeting.

The Board conducts its business through meetings of the Board and its committees, including the Audit Committee, the Compensation Committee, the Credit Policy Committee and the Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each composed entirely of independent directors as required by the rules of the New York Stock Exchange (the “NYSE”).

Audit Committee

Our Audit Committee currently consists of William G. Byrnes, who serves as Chairman, Sara L. Grootwassink and Lawrence C. Nussdorf, each of whom has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors and under the independence standards adopted by the Securities and Exchange Commission (“SEC”) that are applicable only to audit committee members. A discussion of these standards is set forth below under “Corporate Governance — Independent Directors.” Our Audit Committee’s charter provides that the Audit Committee shall have a designated “audit committee financial expert” within the meaning of SEC rules. Our Board has determined that each of Mr. Byrnes, Mr. Nussdorf and Ms. Grootwassink qualifies as an audit committee financial expert.

The Audit Committee’s primary duties and assigned roles are to:

•	serve as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems and the performance, generally, of our internal audit function;

•	oversee the audit and other services of our outside independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the outside independent registered public accounting firm, who reports directly to the Audit Committee;

•	provide an open avenue of communication among the outside independent registered public accounting firm, accountants, financial and senior management, the internal auditing department, and our Board;

•	resolve any disagreements between management and the outside independent registered public accounting firm regarding financial reporting; and

•	consider and approve transactions between the Company and our directors, executive officers, nominees for directors or 5% or greater beneficial owners, any of their immediate family members or certain entities affiliated with them.

The Audit Committee charter mandates that the Audit Committee approve all audit, audit-related, tax and other services conducted by our independent registered public accounting firm. The Audit Committee met 15 times during 2007. The Audit Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Audit Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.

Compensation Committee

Our Compensation Committee currently consists of Timothy M. Hurd, who serves as Chairman, Thomas F. Steyer, Frederick W. Eubank, II and C. William Hosler, each of whom has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors. Mr. Eubank joined the Compensation Committee after Tully Friedman’s retirement from the Board, and Mr. Hosler joined in late 2007. The Compensation Committee has the overall responsibility, power and authority to evaluate, approve and recommend to the Board of Directors the compensation of the Company’s non-employee directors and named executive officers. The Compensation Committee’s determinations with respect to named executive officers are reviewed and approved by the Board of Directors, except that Mr. Delaney does not participate in decisions as to his compensation.

Frederic W. Cook & Co., or FW Cook, a nationally recognized compensation consulting firm, served in 2006 as an independent advisor to the Compensation Committee, and a representative of that firm attended some Compensation Committee meetings in 2006. During 2006, the Compensation Committee retained FW Cook to evaluate the compensation implications of the Company’s election to be taxed as a real estate investment trust commencing with fiscal year 2006, to advise the Compensation Committee on outside director compensation, to assist in connection with the amendment and restatement of the Company’s Second Amended and Restated Equity Incentive Plan, and to advise the Compensation Committee in connection with the structuring and negotiation of new employment agreements for Mr. Delaney, our Chief Executive Officer, and Mr. Jason M. Fish, our former Chief Investment Officer. During 2007, the Compensation Committee retained FW Cook to advise the Compensation Committee on outside director compensation.

The Compensation Committee met three times during 2007.

The Compensation Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Compensation Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.

Credit Policy Committee

Our Credit Policy Committee consists of Jason M. Fish, who serves as Chairman, Andrew B. Fremder and Frederick W. Eubank, II. The purpose of the Credit Policy Committee is to oversee and review information regarding our credit risk management framework, including the significant policies, procedures, and practices employed to manage our credit risk. The Credit Policy Committee met six times during 2007. The Credit Policy Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Credit Policy Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Andrew B. Fremder, who serves as Chairman, and Sara L. Grootwassink. Each member has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors. The primary functions of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become Board members and recommend to our Board candidates for election or re-election to the Board;

•	consider and make recommendations to our Board concerning the size and composition of our Board, committee structure and makeup, retirement policies and procedures affecting Board members; and

•	take a leadership role with respect to the development, implementation and review of our principles of corporate governance and practices.

The Nominating and Corporate Governance Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. For the Board to have a substantial degree of independence from management, a majority of directors must be independent of management, in both fact and appearance, and must satisfy the independence criteria of the NYSE and any other legal requirements. The charter requires that the Committee select nominees who have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders. The Committee must also assess whether the candidate possesses the skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, age and diversity, all in the context of an assessment of the perceived needs of the Board at that time. For those director candidates that appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

In making recommendations for director nominees for the annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider any written suggestions of stockholders received by the Corporate Secretary of the Company by no later than 120 days prior to the anniversary of the Company’s proxy statement issued in connection with the prior year’s annual meeting of stockholders. Suggestions must be mailed to CapitalSource Inc., 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary. The manner in which director nominee candidates suggested in accordance with this policy are evaluated does not differ from the manner in which candidates recommended by other sources are evaluated.

The Nominating and Corporate Governance Committee met three times during 2007. The Nominating and Corporate Governance Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Nominating and Corporate Governance Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.

Corporate Governance

We are dedicated to establishing and maintaining high standards of corporate governance. Our executive officers and the members of our Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. As discussed in more detail below, we believe our corporate governance initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder, as well as the corporate governance listing standards adopted by the NYSE and approved by the SEC. On an ongoing basis, our Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

Independent Directors

The NYSE’s corporate governance listing standards include a requirement that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under these rules, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. In addition, the NYSE’s rules set forth certain relationships between a director, or an immediate family member of a director, and the company which would preclude the Board from determining a director to be independent.

To further assist the Board in evaluating the materiality of relationships for purposes of assessing the independence of incumbent directors and director nominees, the Board has adopted objective standards as permitted by the NYSE rules. The objective standards our Board has adopted do not override the NYSE’s rules on independence. A relationship that is not disqualifying under the NYSE standards will nevertheless be further evaluated against our objective standards in determining a director’s independence. Our objective standards provide that a director who served or has served as an executive officer of a charitable organization to which our contributions, in any of the past three fiscal years, do not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues may be considered independent by the Board. In addition, the objective standards provide that lending and investment transactions between us and any of our directors (or their immediate family members) or any entity for which any of our directors (or their immediate family members) is an executive officer, member or general partner (any of the foregoing, a “Related Person”), or any other entity in which any one or more Related Persons individually or in the aggregate (aggregating the interests of all such persons), directly or indirectly, possesses a 10% or greater equity or voting interest or that is otherwise controlled by any one or more Related Persons individually or in the aggregate will be deemed by the Board not to be material if:

•	such transaction was made in the ordinary course of business and on substantially the same terms as those for comparable transactions with our unrelated clients;

•	with respect to extensions of credit, we followed credit underwriting procedures that were not less stringent than those for comparable transactions with our unrelated clients;

•	the maximum amount of funds proposed to be committed does not exceed 2% of our total consolidated assets; and

•	taken together with all funds proposed to be committed to a Related Person together with all entities associated with such Related Person as described above, the aggregate amount of funds proposed to be committed to such entities does not exceed 5% of the our total consolidated assets.

Finally, under our objective standards other business relationships between us and any Related Person or entity associated with such Related Person as described above made in the ordinary course of business and on substantially the same terms as those for comparable transactions with our unrelated clients are deemed by the Board not to be material.

Except in the cases of Mr. Delaney, who is a Company employee, and Mr. Fish, who is our Vice Chairman and who previously served in various executive capacities, most recently as our Chief Investment Officer until January 2, 2007, the Board is not aware of any relationship between us and any of our directors other than those deemed not to be material in accordance with these objective standards. Accordingly, the Board has determined that eight of the Board’s nine current non-management members, a majority of the Board, are “independent” directors for the purposes of the NYSE’s rules and our objective standards.

SEC rules impose additional independence requirements for all members of the Audit Committee. These rules set forth two basic criteria. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the company or its affiliates, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of the audit committee of a listed company’s board may not be an affiliated person of the company or any subsidiary of the company apart from his or her capacity as a member of the board and any board committee. For this purpose, designees of affiliated persons are also disqualified. As noted above, Messrs. Byrnes and Nussdorf and Ms. Grootwassink qualify as “independent” under these SEC rules.

Consistent with the NYSE’s corporate governance listing standards, our Principles of Corporate Governance call for the non-management directors to meet in regularly scheduled executive sessions without management. Mr. Byrnes served as the presiding independent director at the executive sessions held after March 1, 2007 and has been selected to serve as the presiding independent director at any executive sessions held in 2008.

Communicating with Your Board

Interested parties, including stockholders, may communicate their concerns directly to the full Board, the presiding independent director or the non-management directors as a group by writing to the Board of Directors, the presiding independent director or the non-management directors, c/o CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Presiding Director or Non-Management Directors c/o Corporate Secretary.

Principles of Corporate Governance

Our Principles of Corporate Governance address a number of other topics, including:

•	director independence and qualification standards;

•	director responsibilities, orientation and continuing education;

•	director compensation;

•	director attendance and retirement;

•	management succession;

•	annual Board self-evaluations; and

•	director communication, committees and access to management.

We have from time to time in the past made, and expect that we may from time to time in the future make, loans to or investments in the equity securities of, companies in which our directors, executive officers, nominees for directors or 5% or greater beneficial owners, their immediate family members or their affiliates have material interests. Our Board has delegated to the Audit Committee the authority to consider and approve transactions of these types. Our Audit Committee has provided a general approval for any transaction in which we purchases debt instruments from non-affiliated syndication agents or third parties other than the underlying obligors where we have no contact with the underlying affiliated obligors or counterparties and such selling entities also are not affiliated with us or the underlying affiliated obligors or counterparties. Each of our related party loans and investments is required to be subject to the same due diligence, underwriting and rating standards as the loans and investments that we make to unrelated third parties.

Our Nominating and Corporate Governance Committee reviews the Principles of Corporate Governance on an annual basis, and the Board reviews and acts upon any proposed additions or amendments to the Principles of Corporate Governance as appropriate. The Principles of Corporate Governance are posted on our website at http://www.capitalsource.com. You may also obtain a copy of our Principles of Corporate Governance without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.

Ethics Policy

Our Board and Audit Committee have also adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. This Code sets forth our policies and expectations on a number of topics, including:

•	compliance with laws, including insider trading;

•	preservation of confidential information relating to our business and that of our clients;

•	conflicts of interest;

•	reporting of illegal or unethical behavior or concerns regarding accounting or auditing practices;

•	corporate payments;

•	corporate opportunities; and

•	the protection and proper use of our assets.

We have established and implemented formal “whistleblower” procedures for receiving and handling complaints from employees. As discussed in the Code, we have made an e-mail address and a telephone hotline available for reporting illegal or unethical behavior as well as questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential, anonymous basis. Any concerns regarding accounting or auditing matters reported via e-mail or to this hotline are communicated directly to the Audit Committee.

The Audit Committee reviews the Code on an annual basis, and the Board reviews and acts upon any proposed additions or amendments to the Code as appropriate. The Code is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Code without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Corporate Secretary. Any waivers of the Code for executive officers or directors will be posted on the Company’s website and similarly provided without charge upon written request to this address.

Approval of Proposal 1

The three nominees who receive the most affirmative votes will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF THE THREE NOMINEES TO SERVE AS DIRECTORS.

The ages as of March 10, 2008, principal occupations and business experience of the Board’s nominees and of the continuing directors are described below. An asterisk next to a director’s name indicates that the Board has determined this director is an independent director under the rules of the NYSE.

The following have been nominated for election at the 2008 Annual Meeting for a term that ends at the 2011 Annual Meeting:

Frederick W. Eubank, II *

Mr. Eubank, 44, has been a Managing Partner of Wachovia Capital Partners 2000, LLC (formerly First Union Capital Partners) since 2005. From 1989 to 2005, Mr. Eubank served in various capacities at Wachovia Capital Partners. Mr. Eubank currently serves on the board of directors of Comsys IT Partners, Inc. Mr. Eubank has been a member of our Board since our inception in 2000.

Jason M. Fish

Mr. Fish, 50, a co-founder of the company, has served as Vice Chairman of the Board since January 2006 and as a director since our inception in 2000. Mr. Fish has been a consultant to the Company since January 2007 and previously was our President from inception through 2005 and our Chief Investment Officer from January 2006 until his resignation from his executive role in January 2007. Mr. Fish currently serves on the board of directors of Town Sports International, Inc.

Timothy M. Hurd *

Mr. Hurd, 38, has been a Managing Director of Madison Dearborn Partners, LLC since 2000. Mr. Hurd has been a member of our Board since our inception in 2000.

The following directors are serving on the Board for a term that ends at the 2009 Annual Meeting:

William G. Byrnes *

Mr. Byrnes, 57, has been a member of our board since October 2003. He has been a private investor since 2001. In September 2006, he co-founded, and is the Managing Member of, Wolverine Partners LLC, which operates MutualDecision.com, a mutual fund information website. Mr. Byrnes was a co-founder of Pulpfree, d/b/a BuzzMetrics, a consumer-generated media research and marketing firm, and served as its chairman from June 1999 to September 2005. Mr. Byrnes currently is a member of the Board of Directors of LoopNet, Inc., an information services provider to the commercial real estate industry.

John K. Delaney

Mr. Delaney, 44, a co-founder of the company, is our Chief Executive Officer and Chairman of our Board. He has been the Chief Executive Officer and has served on our Board since our inception in 2000.

Sara L. Grootwassink *

Ms. Grootwassink, 40, has served as the Chief Financial Officer of Washington Real Estate Investment Trust since May 2002, after joining the Trust in December 2001 as Managing Director, Finance and Capital Markets. Ms. Grootwassink is a Chartered Financial Analyst. Ms. Grootwassink has been a member of our Board since April 2004.

Thomas F. Steyer *

Mr. Steyer, 50, has been the Senior Managing Member and acting chief investment officer of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. since their inception in 1986. Mr. Steyer is also a managing director of Hellman & Friedman, a San Francisco-based private investment firm. Mr. Steyer has been a member of our Board since our inception in 2000.

The following directors are serving on the Board for a term that ends at the 2010 Annual Meeting:

Andrew B. Fremder *

Mr. Fremder, 46, is a member of and a consultant to Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. He served as a managing member and Chief Financial Officer of Farallon until February 1, 2003. Also, since April 1, 2003, he has been a co-founder, President and member of the board of directors of East Bay College Fund, a private non-profit corporation. Mr. Fremder has been a member of our Board since our inception in 2000.

Lawrence C. Nussdorf *

Mr. Nussdorf, 61, has been President and Chief Operating Officer of Clark Enterprises, Inc., a privately held investment and real estate company based in Bethesda, Maryland, since 1998. Also, since 1977 he has been Vice President and Treasurer of Clark Construction Group, LLC, one of the nation’s largest privately owned building contractors. Mr. Nussdorf currently serves on the board of directors of Pepco Holdings, Inc. Mr. Nussdorf has been a member of our Board since March 2007. Mr. Nussdorf was introduced and recommended to our Nominating and Corporate Governance Committee by one of our independent directors as a prospective director with broad expertise in the real estate and financial services areas. After Mr. Nussdorf had held favorable discussions with Mr. Delaney and indicated his willingness to serve on our Board, the Nominating and Corporate Governance Committee reviewed his qualifications and experience in accordance with its charter mandate, and unanimously recommended that he be elected to our Board of Directors. Our Board elected Mr. Nussdorf as a director effective March 2, 2007.

C. William Hosler *

Mr. Hosler, 44, has served as Chief Financial Officer of the Marcus & Millichap Holding Companies, a privately held investment and real estate services company based in Palo Alto, California since January 2008. Prior to that, from June 2007 through December 2007 and July 2006 until June 2007 he was a consultant to and Chief Financial Officer of Mirion Technologies, a privately held radiation detection, measuring and monitoring company based in San Ramon, California. Previously, Mr. Hosler was Chief Financial Officer of Catellus Development Corporation starting in 1999 through its merger into Prologis, each a real estate development and operating company based in San Francisco, California and Denver, Colorado, respectively. Mr. Hosler has been a member of our Board since July 1, 2007. Mr. Hosler was introduced and recommended to our Nominating and Corporate Governance Committee by one of our independent directors as a prospective director with broad expertise in the real estate and financial services areas. After Mr. Hosler had held favorable discussions with Mr. Delaney and indicated his willingness to serve on our Board, the Nominating and Corporate Governance Committee reviewed his qualifications and experience in accordance with its charter mandate, and unanimously recommended that he be elected to our Board of Directors. Our Board elected Mr. Hosler as a director effective July 1, 2007.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for 2008. A representative of E&Y is expected to be present at the 2008 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of E&Y as our independent registered public accounting firm is not required by our bylaws or otherwise. The Audit Committee, pursuant to its charter and the corporate governance rules of the NYSE, has sole responsibility for the appointment of the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate governance.

Approval of Proposal 2

Ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for 2008 requires the affirmative vote of a majority of the votes cast on the proposal at the 2008 Annual Meeting by the stockholders entitled to vote. If this appointment is not ratified, the Audit Committee may re-consider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

PROPOSAL 3 — AMENDMENT OF THE
COMPANY’S CHARTER TO INCREASE THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK

Background

On February 20, 2008, our Board of Directors approved a proposal to amend our Second Amended and Restated Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance from 500,000,000 to 1,200,000,000 shares. A copy of the proposed amendment can be found in Appendix A. To understand the reasons for the proposed amendment to our charter, stockholders should carefully review it and the information below.

As of March 10, 2008, [       ] shares of our common stock were issued and outstanding, and we had reserved an aggregate of [       ] additional shares for issuance in connection with:

•	Our Dividend Reinvestment and Stock Purchase Plan ([ ] shares);

•	Our stockholder-approved equity incentive plan ([ ] shares);

•	Redemption of equity interests in one of our subsidiaries that were issued in connection with an acquisition of 38 properties in 2006 ([ ] shares);

•	Conversion of our $780 million in principal amount of convertible debentures ([ ] shares); and

•	A proposed acquisition transaction ([ ] shares).

As a result, as of March 10, 2008, we had [       ] authorized but unissued and unreserved shares of common stock. We believe that the amendment of our charter is prudent at this time to enhance our flexibility for possible future corporate actions, including stock splits, stock dividends, acquisitions, financing transactions and other corporate purposes that may arise. Having this authorized stock available will allow additional shares of stock to be issued, in the discretion of our Board and subject to the rules of the NYSE requiring stockholder approval in specified circumstances, without the expense and delay of a stockholders’ meeting. We do not have any current commitments, arrangements, understandings or plans with respect to the issuance of the additional shares of our common stock for which shares have not already been reserved, but we believe having this flexibility is important to the extent opportunities arise in the future.

Additional Common Stock

If this proposal to increase the number of authorized shares of common stock is approved, the additional authorized shares will be part of the existing class and will increase the number of shares available for issuance by us, but will have no effect upon the terms of the class of our common stock or the rights of the holders thereof. When issued, the proposed additional authorized shares will have the same rights and privileges as the shares of our common stock currently outstanding. Holders of common stock do not have preemptive rights to purchase these additional shares of common stock. The future issuance of additional shares of authorized but unissued stock on other than a pro rata basis will dilute the ownership of current stockholders.

Approval of Proposal 3

Approval of the Charter Amendment requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at our Annual Meeting. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal. The NYSE has advised us that consideration of the Charter Amendment will be considered a “routine” matter under the rules of the NYSE. Accordingly, intermediaries such as banks and brokers will be afforded discretionary authority to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” APPROVAL OF THE CHARTER AMENDMENT.

PROPOSAL 4 — AMENDMENT OF THE COMPANY’S
THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

We are asking our stockholders to approve amendments to Sections 11.2 and 12 of the Company’s Third Amended and Restated Equity Incentive Plan (the “Plan”). If approved by our stockholders, the amendments would:

(1) eliminate the minimum three-year vesting requirement for time-vested restricted stock awards and the one-year minimum vesting requirement for performance-vesting restricted stock awards; and

(2) eliminate the related five percent carve out for restricted stock awards from the foregoing minimum requirements.

If our stockholders do not approve the amendments to the Plan, Sections 11.2 and 12 of the Plan will continue in effect under the terms currently in place.

As of March 10, 2008, there were [       ] shares of our common stock subject to outstanding grants and [       ] shares available for future grants under the Plan. Included in the number of shares subject to outstanding grants are [       ] shares subject to options with a weighted average exercise price of $[       ] and a weighted average remaining term of [       ] years, and [       ] shares of restricted stock. The Board believes that our Plan is an important tool in attracting and retaining the highly qualified personnel and other service providers essential to our success, as its terms allow us to provide incentives that are linked directly to increases in stockholder value which benefit all of our stockholders. The Board believes that restricted stock awards with vesting periods of less than three years and less than one year for performance-vesting restricted stock are valuable forms of incentive compensation that will enable us to retain and attract these personnel and service providers. As of March 10, 2008, we had used [     ]% of the shares permitted to be granted in these types of awards under the current terms of the Plan. The Board has approved the amendments to the Plan to ensure that we will be able to use the Plan to continue to make these types of awards. The Board believes that approval of the amendments to Section 11.2 and 12 of the Plan is in the best interests of the Company and its stockholders.

Stockholder approval of the amendments of the Plan is required by the NYSE.

The material features of the Plan, as proposed to be amended, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Plan, which is included hereto as Appendix B.

General

The total number of shares reserved for issuance is 33,000,000. Any shares that may be issued under the Plan to any person pursuant to an option or stock appreciation right (an “SAR”) are counted against this limit as one (1) share for every one (1) share granted. Any shares that may be issued under the Plan to any person, other than pursuant to an option or SAR, are counted against this limit as one and one-half (1 1/2) shares for every one (1) share granted. The maximum number of shares of stock that may be issued to any person in three consecutive calendar years as options or SARs is 10 million, and the maximum number shares of stock that can be issued to any person in three consecutive calendar years other than in the form of options, SARs or time-vested restricted stock is one million. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $5,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $5,000,000.

As of March 10, 2008, the closing price of the Company’s common stock was $[          ] as reported on the NYSE. Also as of March 10, 2008, there were seven executive officers, [     ] other employees and nine non-employee directors of the Company and its subsidiaries who were eligible to participate in the Plan. Because participation and the types of awards under the Plan are discretionary, the benefits or amounts that will be received by any participant or groups of participants if the amendment of the Plan is approved are not currently determinable.

Purpose

The purpose of the Plan is to enable us to attract and retain highly qualified personnel who will contribute to our success and to provide incentives to employees and other service providers that are linked directly to increases in stockholder value and will therefore inure to the benefit of all of our stockholders.

Administration

The Plan is administered by the Compensation Committee of our Board. Subject to the terms of the Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Plan.

Source of Shares

The common stock issued or to be issued under the Plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, if an award is settled in cash or if an award otherwise terminates without delivery of any shares, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Plan as one (1) share if such shares were subject to options or SARs grants, and as one and one-half (1 1/2) shares if such shares were subject to awards other than options or SARs grants, but will be deducted from the maximum individual limits described above with respect to an option or award that terminates in its year of grant.

Eligibility

Awards may be made under the Plan to our or our affiliates’ employees, or directors, consultants or advisers providing services to us or our affiliates and to any other individual whose participation in the Plan is determined to be in our best interests by our Board.

Amendment or Termination of the Plan

While our Board may terminate or amend the Plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of our stockholders to the extent required by law or if the amendment would materially increase the benefits accruing to participants under the Plan, materially increase the aggregate number of shares of stock that may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan. Unless terminated earlier, the Plan as amended will terminate in 2016, but will continue to govern unexpired awards.

Options

The Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code, referred to as incentive stock options, and stock options that do not qualify as incentive stock options, referred to as non-qualified stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant as determined pursuant to the Plan. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. We may grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the economic value of the employee’s stock option from his or her former employer. Such options granted in substitution shall not count against the shares available for issuance under the Plan.

The term of each stock option may not exceed ten years from the date of grant. The Company determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Company. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of our common stock (which if acquired from us have been held by the optionee for at least six months) or by means of a broker-assisted cashless exercise.

Stock options granted under the Plan may not be sold, transferred, pledged, or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards

The following may also be awarded under the Plan: shares of common stock subject to vesting restrictions; common stock units, which are the conditional right to receive a share of stock in the future, subject to restrictions, including vesting restrictions; unrestricted shares of common stock, which are shares of common stock issued at no cost or for a purchase price which are free from any restrictions under the Plan; dividend equivalent rights entitling the grantee to receive credits for dividends that would be paid if the grantee had held a specified number of shares of common stock; a right to receive a number of shares or an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a specified period; and performance-based and non-performance-based incentive awards, ultimately payable in stock or cash or a combination thereof, which may be multi-year and/or annual incentive awards subject to achievement of specified performance goals tied to business criteria described below.

Business Criteria

In establishing performance goals for awards intended to comply with Section 162(m) of the Code to be granted to covered employees, the Company will use one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or lending groups or business units (except with respect to the total stockholder return and earnings per share criteria): total stockholder return; total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; net income; pretax earnings; earnings before interest expense and taxes; earnings before interest expense, taxes, depreciation and amortization; pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; operating margin; earnings per share; return on equity; return on assets; return on capital; return on investment; operating earnings; working capital; ratio of debt to stockholders’ equity; revenue; book value; or funds from operations.

Adjustments for Stock Dividends and Similar Events

The Company will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect stock dividends, stock splits, spin-offs and other similar events.

Approval of Proposal 4

Approval of the amendments to Sections 11.2 and 12 of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the 2008 Annual Meeting by holders of our voting securities; provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on this proposal, abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” APPROVAL OF THE AMENDMENTS OF SECTIONS 11.2 AND 12 OF
THE COMPANY’S THIRD AMENDED AND RESTATED
EQUITY INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we consider and enter into transactions with our directors, executive officers, nominees for directors or 5% or greater beneficial owners, their immediate family members or entities affiliated with them. These transactions have been approved in accordance with our policies described above.

Option Grant by Officers

In December 2002, to provide additional incentives to two of our employees, Messrs. Delaney and Fish granted us an option to purchase 105,000 shares of our common stock held by them at a price of $8.52 per share; and, in turn, we entered into reciprocal agreements with the two employees providing for the grant of options to purchase an identical number of shares at the same price. The options we granted to the two employees vested 20% on the date of grant and vested in equal installments over the next four anniversaries of the grant date, and will expire in December 2012 if not previously exercised. In connection with our earnings and profits dividend paid in February 2006, the total number of shares underlying the option and the exercise price were adjusted to 114,187 and $7.83, respectively. We have agreed that we will not exercise our option from Messrs. Delaney and Fish except to acquire shares for delivery upon an exercise by one of the employees of his mirror option. We did not acquire any shares from Mr. Delaney and Mr. Fish in connection with any exercises of this option during 2007.

Shareholder Registration Rights

Certain of our existing stockholders, including Messrs. Delaney and Fish as well as certain affiliates of Farallon Capital Management, L.L.C., Farallon Partners, L.L.C., Madison Dearborn Partners, LLC and Wachovia Capital Partners, LLC, are entitled to certain rights with respect to the registration of their shares of our common stock under the Securities Act pursuant to a registration rights agreement that we entered into with them prior to our initial public offering. All of these shares currently are tradable, subject to compliance with applicable provisions of Rule 144 under the Securities Act, and any shares registered pursuant to the agreement would become freely tradable without restriction under the Securities Act. Under the terms of the agreement, which was amended in October 2005 and again in March 2006 with the approval of our Audit Committee in connection with the purchase of additional shares by certain of these shareholders in our public offerings, holders of our registrable shares thereunder have the right, subject to certain limitations, to demand the registration of their shares, including unlimited piggyback registration rights until August 12, 2009. We have registered approximately [     ] million shares for resale in accordance with the exercise of registration rights under the agreement, including approximately [     ] million shares held by certain affiliates of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C., approximately [     ] million shares held by Madison Dearborn Partners, LLC and its affiliates and approximately [     ] million shares held by Wachovia Capital Partners, LLC.

Compensation Committee Interlocks and Insider Participation

Until May 3, 2007, the Compensation Committee consisted of Tully M. Friedman, Chairman, Timothy M. Hurd and Thomas F. Steyer. Following Mr. Friedman’s resignation from the Board on May 3, 2007, the Compensation Committee comprised Messrs. Hurd (Chairman), Steyer and Eubank and, from October 30, 2007, Mr. Hosler. No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2007.

Loans to or Investments Made in Portfolio Companies of Affiliates of Compensation Committee Members

Messrs. Hurd, Eubank and Steyer are members of the Compensation Committee. Mr. Steyer is the Senior Managing Member and acting chief investment officer of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. and is a Managing Director of Hellman & Friedman. Mr. Hurd is a Managing Director of Madison Dearborn Partners, LLC. Mr. Eubank is a Managing Partner of Wachovia Capital Partners, LLC. Mr. Friedman, who served on our Board of Directors and the Compensation Committee until his retirement from the Board upon the conclusion of his term at the 2007 Annual Meeting, was during such service also the

Chairman and Chief Executive Officer of Friedman, Fleischer & Lowe. We have from time to time in the past made, and expect that we may from time to time in the future make, loans to, or investments in the equity securities of, companies in which these Compensation Committee members or their affiliates have material interests. Our policies and procedures for consideration and approval of these types of transactions are described above under “Proposal 1 — Corporate Governance — Principles of Corporate Governance.”

Below is a list of the transactions we have entered into with entities affiliated with a member of the Compensation Committee that were outstanding at times from January 1, 2007 through February 29, 2008. All of these transactions have been approved in accordance with our policies described above. There were no other transactions since the beginning of fiscal year 2007 that required Board approval under such policies or where such required approval was not obtained.

In January 2008, we entered into an agreement to make a revolving loan to Catalina Marketing Corporation, a company in which affiliates of Hellman & Friedman hold an interest. This loan will bear interest at 1.75% over the prime rate. As of February 29, 2008, this loan has not been funded.

In February 2008, we made a term loan to Activant Solutions, Inc., a company in which affiliates of Hellman & Friedman hold an interest. This loan bears interest at 1.00% over the prime rate. As of February 29, 2008, we have funded $5.0 million under this loan.

In November 2007, we purchased (at a discount) a term loan and a revolving loan to Nuveen Investments, Inc., a company in which affiliates of Madison Dearborn Partners, LLC hold an interest. The term loan bears interest at 3.00% over one-month LIBOR, with respect to $4.6 million of the loan, and 3.00% over three-month LIBOR, with respect to the remaining $8.4 million. The revolving loan bears interest at 2.00% over the prime rate. Our revolving loan represents a $15.0 million commitment under Nuveen’s $250 million revolving credit facility. During 2007, no amount of principal was paid under the term loan and the largest aggregate amount of principal outstanding under these loans at any one time was $13.0 million. As of December 31, 2007, the aggregate principal amount outstanding under these loans was $13.0 million. For the year ended December 31, 2007, we recognized $0.1 million of interest and fees related to these loans. We have agreed to increase our revolving loan to Nuveen by purchasing from an unaffiliated third party a $10.0 million commitment under Nuveen’s revolving credit facility. We expect to close on this acquisition within the next 60 days.

In February 2007, we purchased a revolving loan to The Yankee Candle Company, Inc., a company in which affiliates of Madison Dearborn Partners, LLC hold an interest. This loan bears interest at 2.25% over one-month LIBOR. During 2007, the largest aggregate amount of principal outstanding under the loan at any one time was $13.4 million. As of December 31, 2007, no principal amount was outstanding under this loan. For the year ended December 31, 2007, we recognized $0.5 million of interest and fees related to this loan.

In February 2006, we made a term loan to Gartrell Holdings I, LLC, a company in which affiliates of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. hold an interest. The loan bears interest at 2.75% over one-month LIBOR with a floor of 6.75%. During 2007, the aggregate amount of principal paid under the loan was $8.7 million and the largest amount of principal outstanding under the loan at any one time was $20.4 million. As of December 31, 2007, the principal amount outstanding under this loan was $11.7 million. For the year ended December 31, 2007, we recognized $1.4 million of interest and fees related to this loan.

In January 2006, we made a term loan and a revolving loan to Flatiron Re Ltd., a company in which affiliates of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. hold an interest. The term loan bears interest at 4.25% over three-month LIBOR and the revolving loan bears interest at 3.25% over the prime rate. During 2007, the aggregate amount of principal paid under the term loan was $2.2 million and the largest amount of principal outstanding under these loans at any one time was $26.8 million. As of December 31, 2007, the aggregate principal amount outstanding under these loans was $21.3 million. For the year ended December 31, 2007, we recognized $2.7 million of interest and fees related to these loans. In connection with these loans we also committed to make a $10.0 million equity investment of which we have funded

$9.2 million as of December 31, 2007. During 2007 we recorded $0.6 million of dividend income in respect of this equity investment.

In July 2005, we purchased a revolving loan to DoubleClick Inc., a company in which affiliates of Hellman & Friedman hold an interest. The loan was repaid and the revolving credit facility was terminated in February 2007. Prior to that, the loan accrued interest at 3.75% over one-month LIBOR, with respect to $1.0 million of the loan, and at 2.75% over the prime rate, with respect to the remaining $0.2 million of the loan. During 2007, the largest aggregate amount of principal outstanding at any one time under the loan was $1.2 million. For the year ended December 31, 2007, we recognized $0.1 million of interest and fees related to this loan.

In July 2002 and September 2005, we made term loans to Multivend, LLC, an entity owned by Alpine Investors, L.P. Mr. Steyer holds an interest in Alpine and sits on its investment committee. These loans bear interest at 3.50% over the prime rate and 5.00% over the prime rate, respectively. During 2007, the aggregate amount of principal paid under these loans was $1.1 million and the largest amount of principal outstanding at any one time was $5.3 million. As of December 31, 2007, the aggregate principal amount outstanding under these loans was $4.2 million. For the year ended December 31, 2007, we recognized $0.7 million of interest and fees related to these loans.

In April 2002, we made a revolving loan to Correctional Medical Services, Inc., formerly known as Spectrum Healthcare of Delaware, a company in which affiliates of Madison Dearborn Partners, LLC held an interest during 2007. In September 2004, we increased the revolving loan commitment and made two term loans. In November 2005 we increased the revolving loan commitment. One of the term loans was repaid in September 2007 and prior to payoff accrued interest at 3.75% over one-month LIBOR. The second term loan was repaid in December 2007 and prior to payoff accrued interest at 4.50% over one-month LIBOR. The revolving loan bears interest at 3.00% over the prime rate. During 2007, the aggregate amount of principal paid under the term loans was $13.9 million and the largest aggregate amount of principal outstanding under these loans at any one time was $20.7 million. As of December 31, 2007, no amounts were outstanding under these loans. For the year ended December 31, 2007, we recognized $1.9 million of interest and fees related to these loans. As of December 27, 2007, affiliates of Madison Dearborn Partners, LLC no longer held any interest in Correctional Medical Services, Inc.

In March 2007, we purchased (at a discount) a revolving loan to Express Energy Services Operating, LP, a company in which an affiliate of Wachovia Capital Partners, LLC holds an interest. The loan bears interest at 3.50% over three-month LIBOR. As of December 31, 2007, the aggregate principal amount outstanding under the loan was $13.6 million, which was also the largest aggregate amount of principal outstanding under the loan at any one time during 2007. For the year ended December 31, 2007, we recognized $0.6 million of interest and fees related to this loan.

In February 2007, we made a term loan and a revolving loan to Integrated Broadband Services, LLC, a company in which an affiliate of Wachovia Capital Partners, LLC holds an interest. The revolving loan bears interest at 2.00% over the prime rate. The term loan bears interest at 3.75% over six-month LIBOR, with respect to $19.9 million of the loan, and 3.75% over one-month LIBOR, with respect to the remaining $2.0 million of the loan. During 2007, the aggregate amount of principal paid under the term loan was $1.2 million and the largest aggregate amount of principal outstanding under theses loans at any one time was $23.0 million. As of December 31, 2007, the aggregate principal amount outstanding under these loans was $21.9 million. For the year ended December 31, 2007, we recognized $2.1 million of interest and fees related to these loans.

In November 2006, we purchased two term loans to Heartland Publications, LLC, a company in which an affiliate of Wachovia Capital Partners, LLC holds an interest. These loans were repaid in June 2007 and prior to payoff accrued interest at 2.25% and 3.25% over the prime rate. During 2007, the aggregate amount of principal paid under these loans was $17.5 million and the largest aggregate amount of principal outstanding under these loans at any one time was $17.5 million. For the year ended December 31, 2007, we recognized $0.8 million of interest and fees related to these loans.

In June 2005 we made a revolving loan to Sonitrol Corporation, a company in which an affiliate of Wachovia Capital Partners, LLC holds an interest. The revolving loan bears interest at 3.25% over three-month LIBOR. In June 2006, we increased the revolving facility and made two additional term loans, one of which was repaid in December 2006. The existing term loan bears interest at 2.75% over two-month LIBOR and the term loan that paid off bore interest prior thereto at 1.50% over the prime rate. During 2007, the aggregate amount of principal paid under the term loans was $0.1 million and the largest aggregate amount of principal outstanding at any one time under these loans was $8.1 million. As of December 31, 2007, the aggregate principal amount outstanding under these loans was $8.1 million. For the year ended December 31, 2007, we recognized $0.7 million of interest and fees related to these loans.

In March 2004, we made a term loan and a revolving loan to Premier Orthopaedic Surgery Center, LLC, a company in which an affiliate of Wachovia Capital Partners, LLC indirectly held an interest. These loans were repaid in April 2007 and prior to payoff the term loan accrued interest at 6.88% over one-month LIBOR and the revolving loan accrued interest at 1.50% over the prime rate, with a floor of 5.50%. During 2007, the aggregate amount of principal paid under the term loan was $1.0 million and the largest aggregate amount of principal outstanding at any one time under these loans was $1.2 million. For the ended December 31, 2007, we recognized $0.1 million of interest and fees related to these loans.

In December 2006, we entered into a five-year sub-lease agreement with Friedman, Fleischer & Lowe for office space pursuant to which we paid a total of $468,255 in rent during 2007.

In July 2006, we purchased a term loan to CSAV, Inc., a company in which affiliates of Friedman, Fleischer & Lowe held an interest. The loan bears interest at 6.50% over two-month LIBOR. During 2007, no amount of principal was paid under the loan and the largest aggregate amount of principal outstanding under the loan at any one time was $15.0 million. As of December 31, 2007, the principal amount outstanding under this loan was $15.0 million. For the year ended December 31, 2007, we recognized $1.8 million of interest and fees related to this loan.

REPORT OF THE AUDIT COMMITTEE

As discussed above, the Audit Committee serves as an independent and objective body to monitor and assess our financial reporting practices and the quality and integrity of our financial reports, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee is solely responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is also responsible for reviewing compliance with the Company’s Code of Business Conduct and Ethics and assuring appropriate disclosure of any waiver of or change in the Code for the Chief Executive Officer and other senior officers, and for reviewing the Code on a regular basis and proposing or adopting additions or amendments to the Code as appropriate. In connection with the Code, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management or the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.

During fiscal years 2007 and 2006, the Company’s independent registered public accounting firm, E&Y, rendered services to the Company for the following fees:

	2007	2006
	($ in thousands)

Audit Fees	$3,490	$3,652
Audit-Related Fees(1)	2,035	2,229
Tax Fees(2)	293	1,768
All Other Fees(3)	—	—

Total	$5,818	$7,649

(1)	Audit-Related Fees relate to consultation on financial accounting and reporting issues and standards, to the extent the provision of such services by the independent registered public accounting firm is not required for compliance with the standards of the Public Company Accounting Oversight Board (United States); the performance by the independent registered public accounting firm of agreed-upon procedures in connection with certain debt transactions; the audit of our 401(k) plan; internal control reviews; attest services that are not required by statute or regulation, such as agreed-upon procedures reports issued annually to satisfy certain debt terms; and due diligence and accounting consultations in connection with mergers and acquisitions.

(2)	Tax Fees relate to tax compliance, tax planning and advice. These services include tax return preparation and advice on state and local tax issues and tax advice related to our election and maintenance of our REIT status.

(3)	There were no services rendered other than those identified in the above categories.

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee reviews and approves the list of pre-approved services and the threshold estimates of cost of performance of each. The independent registered public accounting firm is required to provide detailed information regarding the services and an estimate of the costs of performance before commencing any work. Under its pre-approval policy, the Audit Committee may delegate pre-approval authority for non-audit services not exceeding $100,000 to one of its members. The Audit Committee has delegated this authority to Mr. Byrnes. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

The Audit Committee has received from E&Y written disclosures regarding E&Y’s independence as set forth in Independence Standards Board Standard No. 1, adopted on an interim basis by the Public Company Accounting Oversight Board, and has discussed with E&Y its independence. The Audit Committee has considered whether the provision of non-audit services by E&Y is compatible with maintaining E&Y’s independence. The Audit Committee also has discussed with E&Y the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90, including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, E&Y’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements. The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and E&Y’s audit of management’s assessment and the effectiveness of those internal controls with the internal auditors, E&Y, and management.

The Audit Committee met with management, the Company’s internal auditors and representatives of E&Y in connection with its review of the Company’s audited financial statements for the year ended December 31, 2007. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with E&Y regarding its independence under Independence Standards Board Standard No. 1 and the matters required to be discussed under Statements on Auditing Standards No. 61 and No. 90, the Audit

Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K and the Board approved that recommendation.

Audit Committee

William G. Byrnes, Chairman
Sara L. Grootwassink
Lawrence C. Nussdorf

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section, references to “the Committee” are to the Compensation Committee of the Board of Directors.

Compensation Objectives

The Company operates in an extremely competitive environment, and believes that its current and future success is closely correlated with the retention of highly talented employees and a strong management team. The Company’s philosophy relating to executive compensation is to attract and retain highly qualified executives at salaries that are competitive with those of other financial services companies, and to align the financial interests of its executives with those of the Company’s stockholders by linking a substantial portion of each executive’s compensation to the achievement of financial and operational objectives in the executive’s particular business unit as well as the Company as a whole and the executive individually. At the same time, the Company strives to ensure that its compensation program is simple, transparent and understandable.

The Company’s executive compensation program is intended to meet three principal objectives: (1) attract, reward and retain executives; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance stockholder value; and (3) promote internal pay equity and external competitiveness.

The Elements of Compensation at CapitalSource

The compensation program for the named executive officers consists of three primary elements: (1) annual compensation, in the form of base salaries and employee benefits; (2) incentive compensation, delivered through annual performance-based cash bonuses and equity incentive awards; and (3) post-termination pay, providing the executive (or his estate) with additional compensation if the executive’s employment is terminated upon his death or disability, by the Company without cause or by the executive for good reason, or upon a change in control of the Company.

Annual Compensation

We use base salaries and employee benefits to provide some degree of compensation certainty to the named executive officers since these elements, unlike incentive compensation, are not at-risk for performance.

Base Salaries

Each of the named executive officers is a party to an employment agreement that establishes a minimum salary level. These base salaries are generally increased each year by the maximum cost of living increase payable to all Company employees, although there was no increase for the named executive officers from 2006 to 2007 other than for Mr. Graham who received a raise of his minimum base salary to $750,000 in connection with his amended employment agreement and his assumption of additional duties and responsibilities, and performance as President and Chief Operating Officer. Mr. Delaney’s employment agreement provides for his salary, fixed at $400,000 per year, to be paid quarterly in Company restricted stock units.

Employee Benefits

The named executive officers are eligible to receive the same employee benefits as the rest of the Company’s employees. For 2007 these benefits included health insurance, dental and vision coverage,

prescription drug plans, flexible spending accounts, short-term and long-term disability, pre-tax parking and a 401(k) plan. The Company matches the employee’s 401(k) plan contributions up to the lowest of: (1) 50% of employee’s contributions, (2) 3% of the employee’s salary and bonus, and (3) $6,750.

In addition to these benefits, pursuant to his employment agreement, the Company pays the annual premium for Mr. Delaney’s $10,000,000 life insurance policy. Please refer to the “Summary Compensation Table” and the related footnotes for additional information about the value of this additional benefit to Mr. Delaney.

Incentive Compensation

We offer the named executive officers opportunities to attain incentive compensation through annual performance-based cash bonuses and equity incentive awards. The Company believes that cash bonuses serve as a reward for good performance. Incentive compensation paid in the form of equity incentive awards links executive compensation to stockholder value.

Post-termination Pay

Under the terms of our incentive compensation plan and each named executive officer’s employment agreement, each named executive officer is entitled to payments and benefits upon the occurrence of specified events including termination of employment without cause and upon a change in control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end 2007, are described in detail in the section entitled “Potential Payments Upon Termination or Change In Control” below.

In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with each named executive officer. As part of these negotiations, the Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some companies in our peer group. This approach was used by the Committee in setting the amounts payable and the triggering events under the arrangements. In addition, the Committee relied on advice from FW Cook that these terms and amounts payable under each executive’s employment agreement were market for executives of similar financial services companies.

CEO Compensation

On June 6, 2006, the Company entered into an employment agreement with John K. Delaney, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The compensation package awarded pursuant to the employment agreement consists of two elements: (1) base salary and (2) long-term incentive awards. The Committee carefully designed Mr. Delaney’s compensation package to focus on long term strategies and initiatives that benefit all stockholders and to reward his extraordinary contributions to the Company.

In connection with the negotiation of Mr. Delaney’s employment agreement, the Committee retained FW Cook to assist the Committee with the review of the terms of the employment agreement, to value the total compensation package and to evaluate the cost to the Company of awarding the applicable equity incentive awards.

Mr. Delaney’s compensation package consists solely of equity-based compensation. Under the agreement, Mr. Delaney receives an annual base salary of $400,000 paid quarterly in fully vested Company restricted stock units. These restricted stock units settle in Company shares of common stock upon the earlier of Mr. Delaney’s termination of employment with the Company for any reason and a change in control of the Company. In addition, Mr. Delaney received two options to purchase an aggregate of 7,000,000 shares of the Company’s stock at $23.72 per share. The first option to purchase an aggregate of 3,500,000 shares was fully vested as of January 1, 2008. The second option to purchase the remaining 3,500,000 shares will vest in two equal installments on January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days equals or exceeds $32.00 per share prior to each respective vesting date or upon a change in control if the per share price paid in connection with such change in control exceeds $32.00 per share; provided, however, that the vesting of one-third of these 3,500,000 performance shares will accelerate to January 1, 2009 if such average closing price has been reached by that date or, in the event it has not been reached by that date but it is reached before the expiration of the stock option, on the date such price is reached. The stock option will expire with respect to 1,750,000 shares on each of January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days has not equaled or exceeded $32.00 per share before each respective date.

The Committee intended for the option awards to be in lieu of annual cash bonuses for the duration of the five-year term of Mr. Delaney’s employment agreement. By awarding options, the Committee aligned Mr. Delaney’s interest with that of the stockholders since the Company’s long-term performance ultimately determines the value of his options, and Mr. Delaney’s gains from option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Because a financial gain from stock options is only possible after the price of the Company’s common stock has increased and, with respect to half of Mr. Delaney’s options, only if the Company’s stock price reaches $32.00 per share as outlined above, the Committee believes that the option grants will encourage Mr. Delaney to focus on strategies and initiatives that should lead to an increase in the price of the Company’s common stock, which benefits all Company stockholders.

Compensation Decisions for 2007

Corporate, individual and business unit or department performances, retention needs, internal pay equity and amounts paid in 2006 based in part on the data and comparisons provided for such year by FW Cook have been the primary factors considered in decisions regarding 2007 compensation. In analyzing performance, the Committee considered the efforts of the named executive officers in managing the Company through the significant capital markets disruption that occurred in the second half of 2007 and noted that, notwithstanding the decrease in its stock price, the Company weathered this disruption better than many of its competitors and is well positioned to take advantage of market opportunities. The Committee determined that a compensation study and comparison for 2007 by an outside compensation consultant was not necessary in light of these factors as well as the data provided by FW Cook in prior years.

In light of his key role in assessing the Company’s financial performance and the factors referenced above and in leading the senior management team, Mr. Delaney develops recommendations for, and engages in discussions with, the Committee to determine annual cash bonuses and equity incentive awards for our named executive officers. In setting actual equity incentive awards for our named executive officers, the Committee and Board consider these recommendations but ultimately exercise independent discretion in making final determinations.

Base Salaries

In negotiating employment agreements, the Company targeted base salaries for the named executive officers, other than Mr. Delaney and Mr. Graham, at the 75th percentile of the base compensation paid to similarly situated executives by other members of its peer group. The named executive officers each have employment agreements that set their minimum salaries. For 2008, the Committee determined that the named executive officers would not receive any base salary increases.

Incentive Compensation

Consistent with the objectives described above, the Company’s annual incentive compensation process is designed to provide competitive annual incentive compensation opportunities to reward the named executive officers for the attainment of corporate, individual and business unit or department performance goals. The Company historically targeted incentive compensation for the named executive officers, other than Mr. Delaney, at the 75th percentile of the incentive compensation paid to similarly situated executives by other members of its peer group. Incentive compensation comprises two elements: (1) a cash bonus and (2) equity awards. The Committee determined 2007 incentive compensation for its named executive officers in February 2008. In making its determination, the Committee considered the recommendations of the CEO, the factors set forth above, incentive compensation levels from prior years, the named executive officer’s service on the Company’s Credit Committee and/or Executive Committee, as applicable, and the following additional achievements of each individual named executive officer.

•	With respect to Mr. Graham, the Company’s President and Chief Operating Officer, Mr. Graham’s efforts with respect to operational matters, including Company expenses, staffing levels, loan origination, and portfolio management and investor relations;

•	With respect to Mr. Fink, the Company’s Chief Financial Officer, Mr. Fink’s capital raising initiatives, maintenance of liquidity levels and overall management of the Company’s financings during the recent capital markets disruption;

•	With respect to Mr. Szwajkowski, the Company’s President — Structured Finance Business, the return on investment, asset growth and contributions to margin of Mr. Szwajkowski’s business unit; and

•	With respect to Mr. Museles, the Company’s Chief Legal Officer and Corporate Secretary, Mr. Museles’ management of the Company’s legal and human resources matters and counsel provided to the Chief Executive Officer, President and the Board.

No relative ranking of these various factors was applied.

As described above, Mr. Delaney received no additional incentive compensation. Please refer to the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table and the related footnotes for additional information about incentive compensation.

The Committee and the Board approved equity incentive awards for the named executive officers covering the following number of shares of common stock:

18-Month Vesting Awards

• Mr. Delaney	—
• Mr. Graham	62,000
• Mr. Fink	25,000
• Mr. Museles	30,000
• Mr. Szwajkowski	40,000

The equity incentive awards will vest in equal installments (subject to rounding) on August 15, 2008, February 15, 2009 and August 15, 2009 if the Company shall have achieved a return on equity of at least 6% on an annualized basis for each of the six month periods ending June 30, 2008, December 31, 2008 and June 30, 2009, respectively. Return on equity will be measured as the Company’s adjusted earnings (as defined in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2007 filed with the Securities and Exchange Commission on February 29, 2008) for the applicable period divided by its average book equity for such period. The 6% return on equity performance-based vesting component of these equity incentive awards has been designed to qualify this compensation for deductibility under Section 162(m) of the Internal Revenue Code (see “Tax Considerations” below). As is the case with the unvested restricted stock awards currently held by our named executive officers, cash dividends paid on the unvested portions of the awards will be reinvested into additional unvested awards with the same vesting schedule as the portions of the awards to which they relate. The awards will be granted on May 15, 2008 and, if the Company’s stockholders approve the amendments to the Company’s equity incentive plan described in Proposal 4, will be granted in the form of restricted stock or, if not, in the form of restricted stock units with dividend equivalent rights.

Deferred Compensation Plan

The Company’s deferred compensation plan, or DCP, permits directors and certain officers of the Company, including the named executive officers, to defer to future years all or part of their compensation.

The Committee is the administrator of the DCP and has the sole discretion to interpret the DCP and to determine all questions arising in the administration and application of the DCP. Through December 31, 2007, Mr. Delaney was the only named executive officer who had deferred any compensation pursuant to the DCP.

Timing of Equity Awards

The Company does not have a program, plan or practice to time equity awards, including stock option grants, to its named executive officers or directors in coordination with the release of material non-public information. Under the Company’s equity incentive plan, the Company may not grant options at a discount to fair market value or reduce the exercise price of outstanding options except in the case of a stock split or other similar event. In light of the Company’s administrative practice of granting equity awards on the 15th day of each month and the pending stockholder consideration of amendments to the Company’s equity incentive plan, the equity awards for the named executive officers referenced above will be granted on May 15, 2008.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to any named executive officer for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. In light of Section 162(m) limitations, we tried to structure 2007 annual bonuses and equity awards to be granted in May 2008 to named executive officers to qualify as performance-based compensation in a manner that satisfies Section 162(m) deductibility requirements. In order to satisfy these requirements, Mr. Eubank, who does not qualify as an outside director for purposes of Section 162(m), abstains from all Compensation Committee determinations in which qualifying performance-based compensation is awarded. Nevertheless, we may award non-deductible compensation in certain circumstances as we deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations and rulings issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does or will in fact do so. For 2007, all of the compensation paid to the named executive officers was deductible under Section 162(m), except for $5,286,425 paid to Messrs. Graham, Museles and Szwajkowski as a result of the vesting of equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed entirely of independent directors. The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Form 10-K for its 2007 fiscal year, and the Board has approved that recommendation.

Compensation Committee

Timothy M. Hurd, Chairman
Frederick W. Eubank, II
C. William Hosler
Thomas F. Steyer

SUMMARY COMPENSATION TABLE

					Stock	Option	All Other
Name and Principal				Bonus	Awards	Awards	Compensation
Position	Year	Salary($)		($)(1)	($)(2)	($)(3)	($)(4)	Total($)

John K. Delaney	2007	—	(5)	—	399,970	4,474,178	4,400	4,878,548
(Chairman and Chief Executive Officer)	2006	171,212	(5)	—	228,796	4,402,142	4,400	4,806,550
Dean C. Graham	2007	717,833		1,875,000	2,470,832	—	855	5,064,520
(President and Chief Operating Officer)	2006	364,000		1,625,000	1,503,571	—	570	3,493,141
Thomas A. Fink	2007	364,000		900,000	1,466,993	34,126	415	2,765,534
(Senior Vice President and Chief	2006	364,000		930,000	1,060,996	54,372	415	2,409,783
Financial Officer)
Steven A. Museles	2007	364,000		1,050,000	1,078,159	—	415	2,492,574
(Executive Vice President, Chief Legal Officer and Corporate Secretary)
Michael C. Szwajkowski	2007	364,000		1,500,000	2,189,162	—	415	4,053,577
(President — Structured Finance Business)	2006	364,000		1,250,000	1,497,848	—	415	3,112,263

(1)	See the “Compensation Discussion and Analysis” section for a discussion of how the bonus amounts were determined.

(2)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal years 2006 and 2007 related to restricted stock granted to the named executive officers in 2006 and 2007 and in prior periods. The assumptions used to calculate the accounting expense recognized in fiscal years 2006 and 2007 for these shares of restricted stock, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 17 to the Company’s 2007 audited financial statements.

(3)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal year 2006 and 2007 related to stock option awards made in 2006 and 2007 and in prior periods. The assumptions used to calculate the accounting expense recognized in fiscal years 2006 and 2007 for these stock option awards, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 17 to the Company’s 2007 audited financial statements.

(4)	Represents premiums for life insurance policies.

(5)	Pursuant to his employment agreement, commencing June 6, 2006 Mr. Delaney received quarterly equity grants in lieu of a cash salary. See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a discussion of Mr. Delaney’s base salary.

GRANTS OF PLAN-BASED AWARDS

				Grant Date
			All Other Stock	Fair Value of
	Board or		Awards: Number	Stock and
	Compensation		Of Shares of	Option
	Committee	Grant	Stock or Units	Awards
Name	Approval Date	Date	(#)(1)	($)(2)

John K. Delaney	6/6/06	1/3/07	3,662	100,009
	6/6/06	4/2/07	3,979	99,992
	6/6/06	7/1/07	4,066	99,983
	6/6/06	10/1/07	4,940	99,986
Dean C. Graham	3/7/07	3/9/07	62,000	1,538,220
Thomas A. Fink	3/7/07	3/9/07	30,300	751,743
Steven A. Museles	3/7/07	3/9/07	27,240	675,824
Michael C. Szwajkowski	3/7/07	3/9/07	50,000	1,240,500

(1)	Pursuant to his employment agreement, Mr. Delaney received quarterly grants of immediately vested restricted stock or restricted stock units valued at $100,000, based on the closing price of the Company’s common stock on the last trading day of each then-ended quarter. Mr. Graham’s restricted stock vested with respect to 20,667 shares on each of July 1, 2007 and January 1, 2008, and will vest with respect to the remaining 20,666 shares on July 1, 2008. Mr. Fink’s restricted stock vested and will vest with respect to 10,100 shares on each of July 1, 2007, January 1, 2008, and July 1, 2008. Mr. Museles’ restricted stock vested and will vest with respect to 9,080 shares on each of July 1, 2007, January 1, 2008, and July 1, 2008. Mr. Szwajkowski’s restricted stock vested with respect to 16,667 shares on each of July 1, 2007 and January 1, 2008, and will vest with respect to the remaining 16,666 shares on July 1, 2008.

(2)	The full grant date fair value was computed in accordance with FAS 123R based on the assumptions described in footnotes (2) and (3) to the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Delaney

On June 6, 2006, the Company entered into an employment agreement with Mr. Delaney. The employment agreement has an initial five-year term expiring on June 6, 2011, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

According to the employment agreement and in lieu of a cash base salary, Mr. Delaney receives quarterly grants of fully vested restricted stock units valued at $100,000, based on the closing price of the Company’s common stock on the last trading day of each quarter. The Compensation Committee approved these quarterly grants on June 6, 2006. In accordance with the practices adopted by our Compensation Committee, all cash dividends paid on the restricted stock units are required to be reinvested in additional fully vested restricted stock units. Concurrently with the execution of his employment agreement, the Company and Mr. Delaney entered into two option agreements pursuant to which Mr. Delaney received options to purchase an aggregate

7,000,000 shares of the Company’s common stock at $23.72 per share. While one option to purchase 3,500,000 shares was subject to time vesting and became fully vested as of January 1, 2008, the remaining option to purchase 3,500,000 shares is subject to time and performance vesting as described in the “Compensation Discussion and Analysis,” section, above.

Mr. Graham

On April 4, 2005, the Company entered into an employment agreement with Mr. Graham. The employment agreement provides for an initial five-year term expiring on April 4, 2010, and on the fourth anniversary of the employment agreement and on each subsequent anniversary, an additional consecutive one-year period will be automatically added to the remaining term, so that the one year remaining will automatically be extended to two years, unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

On February 1, 2007, the Company and Mr. Graham further amended his employment agreement to increase Mr. Graham’s minimum base salary to $750,000 (which is subject to review and increase, but not decrease, by the Board), and to modify the terms governing the vesting of unvested restricted stock awards such that 76,000 shares would vest on April 4, 2007 and that 50,000 shares will vest on each of April 4, 2008, April 4, 2009 and April 4, 2010. All cash dividends paid on unvested restricted stock held by Mr. Graham and our other named executive officers are required to be reinvested in additional shares of restricted stock having the same vesting provisions as the shares on which the dividends were paid.

Mr. Fink

On November 22, 2005, the Company entered into an employment agreement with Mr. Fink. The employment agreement provides for an initial three-year term expiring on November 22, 2008, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

According to the employment agreement, Mr. Fink will be paid a base salary of at least $350,000, which is subject to review and increase, but not decrease, by the Board. The employment agreement further provides that Mr. Fink’s base salary will be increased by at least the same amount as the median base salary increases of the most senior manager of the Company’s lending businesses.

Mr. Museles

On February 1, 2007, the Company entered into an employment agreement with Mr. Museles. The employment agreement provides for an initial five-year term expiring on February 1, 2012, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

According to the employment agreement, Mr. Museles will be paid a base salary of at least $364,000, which is subject to review and increase, but not decrease, by the Board. The employment agreement further provides that Mr. Museles’s base salary will be increased by at least the same amount as the median base salary increases of the other executive officers of the Company.

Mr. Szwajkowski

On April 22, 2005, the Company entered into an employment agreement with Mr. Szwajkowski. The employment agreement provides for an initial four-year term expiring on April 22, 2009, and on the third anniversary of the employment agreement and on each subsequent anniversary, an additional consecutive one-year period will be automatically added to the remaining term, so that the one year remaining will automatically be extended to two years, unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

According to the employment agreement, Mr. Szwajkowski will be paid a base salary of at least $350,000, which is subject to review and increase, but not decrease, by the Board.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Number of	Number of				Stock Awards
	Securities	Securities				Number of		Market Value of
	Underlying	Underlying				Shares or Stock		Shares or Stock
	Unexercised	Unexercised		Option	Option	Units That		Units That
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price($)	Date	Vested (#)		Vested($)(9)

John K. Delaney	2,625,000	875,000	(1)	23.72	6/06/2016	—		—
	—	3,500,000	(2)	23.72	(3)	—		—
Dean C. Graham	—	—		—	—	300,518	(4)	5,286,112
Thomas A. Fink	13,450	—		8.56	5/14/2013	190,411	(5)	3,349,329
		4,350	(6)	19.66	1/20/2014	—		—
Steven A. Museles	—	—		—	—	117,061	(7)	2,059,103
Michael C. Szwajkowski	—	—		—	—	241,390	(8)	4,246,050

(1)	The unvested portion of the stock option vested on January 1, 2008.

(2)	The stock option will vest in two equal installments on January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days has equaled or exceeded $32.00 per share prior to each respective vesting date or upon a change in control if the per share price paid in connection with such change in control exceeds $32.00 per share; provided, however, that 1/3 of these shares will vest on January 1, 2009 if the average closing price of the Company’s common stock over any 60 consecutive trading days has equaled or exceeded $32.00 per share by that date, or, in the event it has not been reached by that date but it is reached before the expiration of the stock option, on the date such price is reached.

(3)	The stock option will expire with respect to 1,750,000 shares on each of January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days has not equaled or exceeded $32.00 per share before each respective date.

(4)	The shares of restricted stock vested or will vest on the following dates in 2008 and beyond: 23,063 on 1/1/08; 4,845 on 2/27/08; 67,154 on 4/4/08; 23,059 on 7/1/08; 33,573 on 12/8/08; 4,842 on 2/27/09; 67,152 on 4/4/09; 4,839 on 2/27/10; 67,153 on 4/4/10; and 4,838 on 2/27/11. Cash dividends paid on unvested shares of restricted stock are required to be reinvested in additional shares of restricted stock having the same vesting provisions as the shares on which the dividends were paid.

(5)	The shares of restricted stock vested or will vest on the following dates in 2008 and beyond: 11,271 on 1/1/08; 26,864 on 4/11/08; 11,269 on 7/1/08; 26,863 on 11/22/08; 6,710 on 12/8/08; 26,861 on 4/11/09; 26,860 on 11/22/09; 26,857 on 4/11/10; and 26,856 on 11/22/10. Cash dividends paid on unvested shares of restricted stock are required to be reinvested in additional shares of restricted stock having the same vesting provisions as the shares on which the dividends were paid.

(6)	The unvested portion of the stock option vested with respect to 2,175 shares on January 20, 2008 and will vest with respect to the remaining shares on January 20, 2009.

(7)	The shares of restricted stock vested or will vest on the following dates in 2008 and beyond: 10,131 on 1/1/08; 24,215 on 2/27/08; 5,370 on 4/4/08; 10,131 on 7/1/08; 13,426 on 12/8/08; 24,212 on 2/27/09; 5,367 on 4/4/09; and 24,209 on 2/27/10. Cash dividends paid on unvested shares of restricted stock are required to be reinvested in additional shares of restricted stock having the same vesting provisions as the shares on which the dividends were paid.

(8)	The shares of restricted stock vested or will vest on the following dates in 2008 and beyond: 18,598 on 1/1/08; 12,106 on 2/27/08; 67,155 on 4/22/08; 18,596 on 7/1/08; 33,574 on 12/8/08; 12,105 on 2/27/09; 67,152 on 4/22/09; and 12,104 on 2/27/10. Cash dividends paid on unvested shares of restricted stock are required to be reinvested in additional shares of restricted stock having the same vesting provisions as the shares on which the dividends were paid.

(9)	The market value is based on the product of the number of shares multiplied by $17.59, the closing price of a share of the Company’s common stock on December 31, 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired On		Value Realized
Name	Exercise(#)	On Exercise($)	Vesting(#)		On Vesting($)

John K. Delaney(1)	—	—	16,647	(1)	399,970
Dean C. Graham	—	—	135,825		3,304,693
Thomas A. Fink	22,400	272,049	76,750		1,638,123
Steven A. Museles	4,350	51,287	42,636		1,046,053
Michael C. Szwajkowski	—	—	100,701		2,481,849

(1)	Mr. Delaney receives his base salary quarterly in the form of restricted stock units that are fully vested upon grant. He deferred all such restricted stock units into our Deferred Compensation Plan at the time of payment. Mr. Delaney’s grant for the first quarter of 2007 was paid in the form of vested restricted stock.

NONQUALIFIED DEFERRED COMPENSATION

The CapitalSource Amended and Restated Deferred Compensation Plan, or DCP, is a non-qualified plan that allows certain of our executives to defer all or a portion of their compensation. All amounts distributed under the plan are made in the form of the Company’s common stock. The Company does not make contributions on behalf of its named executive officers to the DCP.

	Executive	Aggregate	Aggregate
	Contributions	earnings (losses) in	withdrawals/	Aggregate
	in Last FY	Last FY	distributions in	balance at
Name	($)(1)	($)(2)	Last FY ($)	Last FYE($)

John K. Delaney (Chairman and Chief Executive Officer)	314,376	(72,074)	—	242,302
Dean C. Graham (President — Chief Operating Officer)	—	—	—	—
Thomas A. Fink (Chief Financial Officer)	—	—	—	—
Steven A. Museles (Executive Vice President, Chief Legal Officer and Corporate Secretary)	—	—	—	—
Michael C. Szwajkowski (President — Structured Finance Business)	—	—	—	—

(1)	For Mr. Delaney, amounts shown in this column represent the deferral of Mr. Delaney’s base salary to the extent paid in the form of restricted stock units and also include cash dividends paid on such restricted stock units and reinvested in additional restricted stock units that similarly were deferred. The deferrals were deemed invested in CapitalSource stock units.

(2)	The Company does not make any contributions on behalf of its executive officers to the DCP or pay above market earnings on DCP accounts. Amounts shown in this column represent the returns attributable to the executives’ deemed investments of deferred compensation amounts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

John K. Delaney

The Company has entered into an employment agreement with Mr. Delaney pursuant to which the Company has agreed to pay Mr. Delaney the following amounts upon his termination of employment or upon a change in control of the Company:

Death or Disability.  If the executive’s employment terminates because of his death or disability, all of Mr. Delaney’s time vesting options will become fully vested and Mr. Delaney’s performance vesting options will remain outstanding until 12 months after his termination date and will become vested and exercisable to the extent they would have vested had he remained in employment for an additional 12 months.

By the Company without Cause or by the Executive for Good Reason.  If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the executive and his covered dependents will be entitled to continued participation, on the same terms and conditions as immediately prior to the executive’s termination, for the greater of 24 months or the remaining term of the employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to his date of termination. In addition, all of Mr. Delaney’s time vesting options will become fully vested and Mr. Delaney’s performance vesting options will remain outstanding for their term and will become vested and exercisable to the extent they would have vested had he remained in employment for the duration of the term of such options.

As used in the employment agreement, “good reason” means (i) any diminution or adverse change in the executive’s titles or positions, (ii) a reduction in the executive’s base compensation, (iii) a requirement that the executive report to someone other than the board of directors, (iv) a material reduction in the executive’s authority, responsibilities or duties or material interference with the executive’s performance of his duties, (v) the assignment of duties inconsistent with the executive’s position or status, (vi) a relocation of the Company’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices, (vii) any material breach of any agreement with the executive that is not cured within ten days notice, (viii) any purported termination of the executive’s employment that is not effected in accordance with the terms of the employment agreement, (ix) the failure of the Company to obtain the assumption of the obligations under the agreement by a successor to the Company within 15 days after a merger, consolidation, sale or similar transaction, and (x) the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including April 4, 2023.

Change of Control.  In the event of a change of control, all of Mr. Delaney’s performance vesting options granted to him pursuant to his employment agreement will vest if the per share price paid in connection with such change in control equals or exceeds $32.00 per share. Mr. Delaney’s time vesting options do not automatically provide for accelerated vesting upon a change of control but the terms of the Company’s Third Amended and Restated Equity Incentive Plan (as amended the “Equity Incentive Plan”) permit the Company to accelerate the vesting of such options. In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Delaney upon his termination or a change in control of the Company:

Mr. Delaney’s Benefits
and Payments Upon			By the Company without
Termination or			Cause or by the Executive
Change of Control(1)	Death	Disability	for Good Reason	Change in Control

Acceleration of Equity Awards	X	X	X	X
Value of Benefits Continuation	X	X	$46,639	X
Gross-up Payment	X	X	X	X
Total	X	X	$46,639	X

(1)	For purposes of this analysis, we assumed that Mr. Delaney’s termination was effective December 31, 2007 and therefore that he had been paid all of his compensation through the end of the calendar quarter.

Dean C. Graham

The Company amended Mr. Graham’s employment agreement on February 1, 2007. Pursuant to the employment agreement, as amended, the Company has agreed to pay Mr. Graham the following amounts upon his termination of employment or upon a change in control of the Company:

Death.  If the executive’s employment terminates because of his death, the Company will pay to the executive’s legal representative or estate a lump sum payment equal to one year’s base salary. In addition, all outstanding equity awards held by the executive will immediately vest. These amounts will be reduced by the amount of any payments to the executive’s estate paid on account of any life insurance policy provided by the Company for the benefit of the executive.

Disability.  If the executive’s employment terminates because of his disability, all outstanding equity awards held by the executive will immediately vest.

By the Company without Cause or by the Executive for Good Reason (not within Change in Control Period).  If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the Company will pay to the executive (i) a cash lump sum in an amount equal to a pro rata portion (based on the number of days the executive was employed during the calendar year in which the termination occurred) of the average amount of the annual bonuses that were earned by the executive for the two calendar years immediately preceding the date of termination, (ii) a cash lump sum in an amount equal to the greater of (A) two times the executive’s base salary and the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $1.8 million, (iii) all equity awards (including options and restricted stock) will immediately vest, and (iv) the executive and his covered dependents will be entitled to continued participation on the same terms and conditions as immediately prior to the executive’s date of termination for the greater of (A) 24 months, or (B) the balance of the executive’s employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to the date of termination.

As used in the employment agreement, “good reason” means (i) any diminution or adverse change in the executive’s titles, (ii) reduction in the executive’s base salary or after a change in control, the annual bonus payable to executive, (iii) a requirement that the executive report to someone other than the Company’s Chief Executive Officer, (iv) a material reduction in the executive’s authority, responsibilities or duties or material interference with the executive’s performance of his duties, (v) the assignment of duties inconsistent with the executive’s position or status, (vi) a relocation of the Company’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices, (vii) any material breach of any agreement with the executive that is not cured within ten days notice, (viii) any purported termination of the executive’s employment that is not effected in accordance with the terms of the employment agreement, (ix) the failure of the Company to obtain the assumption of the obligations under the agreement by a successor to the Company within 15 days of a merger, consolidation, sale or similar transaction, and (x) the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including April 4, 2023.

By the Company without Cause or by the Executive for Good Reason (within Change in Control Period).  If the executive is terminated by the Company without cause or if the executive terminates his employment for good reason, in either case within the two-year period after a change in control or prior to a change in control if the termination was at the request of a third party or otherwise arose in anticipation of the change in control, the executive will be entitled to the benefits described immediately above, provided that in lieu of the payment described in (ii), the executive will be entitled to a cash lump sum equal to three times the sum of (A) the executive’s base salary, and (B) the greater of the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination and the minimum cash bonus, required to be paid to the executive under the employment agreement for the year of his termination (two times the executives base salary). In addition, the benefits continuation period described above will continue for the greater of 36 months or the balance of the employment period.

Change of Control.  Upon a change of control of the Company, all of the executive’s equity awards will fully vest and be paid to the executive on the earlier of the first anniversary of the change of control or the termination of the executive’s employment by the Company without cause of by the executive for good reason. The employment agreement provides that prior to a change of control a trust will be established and funded with an amount necessary to make these payments.

In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Graham upon his termination or a change in control of the Company:

				By the Company
				without Cause
			By the Company	by the Executive
Mr. Graham’s Benefits			without Cause by the	for Good Reason
and Payments Upon			Executive for Good	(during change	Change in Control
Termination or			Reason (no change	in control	(and no termination
Change of Control(1)	Death	Disability	of control)	period)	of employment)

Cash Payments	$750,000	X	$5,647,500	$8,132,500	X
Acceleration of Equity Awards	$4,880,433	$4,880,433	$4,880,433	$4,880,433	$4,880,433
Value of Benefits Continuation	X	X	$30,151	$30,151	X
Gross-up Payment	X	X	X	$4,153,466	$4,153,466
Total	$5,630,433	$4,880,433	$10,558,084	$17,196,550	$9,033,899

(1)	For purposes of this analysis, we assumed that Mr. Graham’s termination was effective December 31, 2007 and that he had been paid all his base salary through the termination date. Mr. Graham has not deferred any amounts under the Company’s deferred compensation plan. Mr. Graham’s base salary on December 31, 2007 was $750,000.

Thomas A. Fink

The Company has entered into an employment agreement with Mr. Fink pursuant to which the Company has agreed to pay Mr. Fink the following amounts upon his termination of employment or upon a change in control of the Company:

Death.  If the executive’s employment terminates because of his death, the Company will pay to the executive’s legal representative or estate a lump sum payment equal to one year’s base salary. In addition, all outstanding equity awards held by the executive will immediately vest. These amounts will be reduced by the amount of any payments to the executive’s estate paid on account of any life insurance policy provided by the Company for the benefit of the executive.

Disability.  If the executive’s employment terminates because of his disability, all outstanding equity awards held by the executive will immediately vest.

By the Company without Cause or by the Executive for Good Reason.  If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the Company will pay to the executive (i) a cash lump sum in an amount equal to a pro rata portion (based on the number of days the executive was employed during the calendar year in which the termination occurred) of the higher of (A) the average amount of the annual bonuses that were earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $750,000, (ii) a cash lump sum in an amount equal to the greater of (A) two times the executive’s base salary and the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $1.8 million, (iii) all equity awards (including options and restricted stock) will immediately vest, and (vi) the executive and his covered dependents will be entitled to continued participation on the same terms and conditions as immediately prior to the executive’s date of termination for the greater of (A) 24 months, or (B) the balance of the executive’s employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to the date of termination.

As used in the employment agreement, “good reason” has the same definition as in Mr. Delaney’s agreement provided that (iii) is modified to be someone other than the Company’s Chief Executive Officer and/or President and (x) is modified to be the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including November 22, 2023.

If any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Fink upon his termination or a change in control of the Company:

Mr. Fink’s Benefits and
Payments Upon			By the Company without
Termination or			Cause or by the Executive
Change of Control(1)	Death	Disability	for Good Reason	Change in Control

Cash Payments	$364,000	X	$3,435,500	X
Acceleration of Equity Awards	$3,151,073	$3,151,073	$3,151,073	$3,151,073
Value of Benefits Continuation	X	X	$19,221	X
Gross-up Payment	X	X	X	X
Total	$3,515,073	$3,151,073	$6,605,794	$3,151,073

(1)	For purposes of this analysis, we assumed that Mr. Fink’s termination was effective December 31, 2007 and that he had been paid all his base salary through the termination date. Mr. Fink has not deferred any amounts under the Company’s deferred compensation plan. Mr. Fink’s base salary on December 31, 2007 was $364,000.

Steven A. Museles

The Company has entered into an employment agreement with Mr. Museles pursuant to which the Company has agreed to pay Mr. Museles certain amounts upon his termination of employment or upon a change in control of the Company. The form of Mr. Museles’ employment agreement with regard to payments if the executive’s employment terminates because of death or disability or by the Company without cause or by the executive for good reason is substantially similar to that of Mr. Fink, described above.

As used in the employment agreement, “good reason” means: (i) any diminution or adverse change in the executive’s title; (ii) reduction in the executive’s base salary or, after a change in control the annual bonus payable to the executive; (iii) prior to a change in control a requirement that the executive report to someone other than the Company’s Chief Executive Officer and, in a dual reporting role, President and after a change in control, that the executive report to someone other than the Company’s Chief Executive Officer; (iv) a material diminution in the executive’s authority, responsibilities or duties or material interference with the executive’s carrying out his duties; (v) the assignment of duties inconsistent with the executive’s position or status with the Company; (vi) a relocation of the executive’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices; (vii) any material breach by the Company of the terms of any agreement that is not cured within 10 days after notice; (viii) any purported termination of the executive’s employment by the Company that is not effected in accordance with the employment agreement; (ix) the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; (x) the delivery of a notice of non-renewal of the agreement at any time up to and including February 1, 2024; or (xi) after a change of control, the Company no longer having its equity securities trading on the NYSE or Nasdaq.

If any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Museles upon his termination or a change in control of the Company:

Mr. Museles’
Benefits and Payments			By the Company without
Upon Termination or			Cause or by the Executive
Change of Control(1)	Death	Disability	for Good Reason	Change in Control

Cash payments	$364,000	X	$2,550,000	X
Acceleration of Equity Awards	$1,880,899	$1,880,899	$1,880,899	$1,880,899
Value of Benefits Continuation	X	X	$39,283	X
Gross-up Payment	X	X	X	$1,128,399
Total	$2,244,899	$1,880,899	$4,470,182	$3,009,298

(1)	For purposes of this analysis, we assumed that Mr. Museles’ termination was effective December 31, 2007 and that he had been paid all his base salary through the termination date. Mr. Museles has not deferred any amounts under the Company’s deferred compensation plan. Mr. Museles’ base salary on December 31, 2007 was $364,000.

In certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control. Benefits under the contracts described above will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Code.

Michael C. Szwajkowski

The Company has entered into an employment agreement with Mr. Szwajkowski pursuant to which the Company has agreed to pay Mr. Szwajkowski certain amounts upon his termination of employment or upon a change in control of the Company. The form of Mr. Szwajkowski’s employment agreement is substantially similar to that of Mr. Graham, described above.

As used in the employment agreement, “good reason” means: (i) any diminution or adverse change prior to a change in control in the executive’s title; (ii) reduction in the executive’s base salary or, after a change in control, the annual bonus payable to the executive; (iii) prior to a change in control a requirement that the executive report to someone other than the Company’s Chief Executive Officer and, in a dual reporting role, President; (iv) a material reduction in the executive’s authority, responsibilities or duties or material interference with the executive’s carrying out his duties; (v) the assignment of duties inconsistent with the executive’s position or status with the Company; (vi) a relocation of the executive’s New York, New York place of employment to a location that is more than 25 miles away from the current location of the Company’s offices in New York, New York; (vii) any other material breach of the terms of the employment agreement or any other agreement that is not cured within 10 days notice; (viii) any purported termination of the executive’s employment by the Company that is not effected in accordance with the employment agreement; (ix) the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; or (x) the delivery of a notice of non-renewal by the Company at any time up to and including April 22, 2023.

Change of Control.  Upon a change of control of the Company, all of the executive’s equity awards will fully vest and be paid to the executive on the earlier of the first anniversary of the change of control or the termination of the executive’s employment by the Company without cause or by the executive for good reason.

The employment agreement provides that prior to a change of control a trust will be established and funded with an amount necessary to make these payments.

In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

The table below quantifies the potential payments to Mr. Szwajkowski upon his termination or a change in control of the Company:

				By the Company
				without Cause
			By the Company	by the Executive
Mr. Szwajkowski’s			without Cause by the	for Good Reason
Benefits and Payments			Executive for Good	(during change	Change in Control
Upon Termination or			Reason (no change	in control	(and no termination
Change of Control(1)	Death	Disability	of control)	period)	of employment)

Cash payments	$364,000	X	$3,938,000	$5,372,000	X
Acceleration of Equity Awards	$3,918,911	$3,918,911	$3,918,911	$3,918,911	$3,918,911
Value of Benefits Continuation	X	X	$28,831	$28,831	X
Gross-up Payment	X	X	X	$2,467,467	$2,467,467
Total	$4,282,911	$3,918,911	$7,885,742	$11,787,209	$6,386,378

(1)	For purposes of this analysis, we assumed that Mr. Szwajkowski’s termination was effective December 31, 2007 and that he had been paid all his base salary through the termination date. Mr. Szwajkowski has not deferred any amounts under the Company’s deferred compensation plan. Mr. Szwajkowski’s base salary on December 31, 2007 was $364,000.

DIRECTOR COMPENSATION
(for the fiscal year ended December 31, 2007)

The compensation program for Company’s outside directors consists of annual retainer fees, meeting fees and long-term equity awards. The Company currently pays its directors an annual retainer fee of $25,000. Members of the Audit Committee are paid an additional retainer fee of $20,000, or $44,000 in the case of the chairperson. Members of certain other Board committees are paid an additional retainer fee of $5,000 for each committee on which they serve, or $7,500 in the case of the chairperson of each such other committee. All retainer fees are generally paid within two weeks of our Annual Meeting of Stockholders. Each director also receives $1,000 for each Board meeting attended (in person or telephonically), and members of the Audit Committee and members of certain other Board committees are paid $2,000 and $1,000, respectively, for each meeting of their respective committees attended (in person or telephonically). Meeting fees are paid quarterly.

Directors may elect to receive their annual retainers and meeting fees in whole or in part in the form of cash, immediately vested shares of restricted stock and/or immediately exercisable stock options. Restricted stock is valued based on the closing market price of the Company’s common stock on the grant date and stock options are valued in an amount equal to five times the number of shares that would have been payable had the director elected to receive fees in the form of restricted stock. Stock options have a ten-year term and an exercise price equal to the closing market price of the Company’s common stock on the grant date.

In connection with each Annual Meeting of Stockholders, each director then serving on the Board of Directors receives a long-term equity award of $75,000, which is paid, at the election of each director, in whole or in part in shares of restricted stock and/or stock options calculated as described in the preceding paragraph. The value of the long-term equity award was increased from $25,000 to $75,000 as a result of a study of 2006 non-employee director compensation at peer companies, performed in 2007 by FW Cook. For purposes of this study, peer companies included Allied Capital Corporation, American Capital Strategies, Ltd., Apollo Investment Corporation, CIT Group, Inc., First Marblehead Corp., Fortress Investment Group LLC, Gramercy Capital Corp., H&R Block, Inc., iStar Financial Inc., Jefferies Group Inc., KKR Financial Holdings

LLC, Liberty Property Trust and Raymond James Financial Inc. With the increase, our non-employee directors are compensated at the 75% percentile of the peer group, the same level at which we target compensation of our executive officers. Unlike annual retainers and meeting fees, restricted stock and options paid for long-term equity awards are intended to vest or become exercisable, as applicable, in a full one year after the grant date. The Company sets these vest dates on the date of the next Annual Meeting of Stockholders. For unvested restricted stock, cash dividends paid during the vesting period are credited in the form of additional shares of unvested restricted stock with the same vesting schedule as the original restricted stock to which they relate. Stock options have a ten-year term and an exercise price equal to the closing market price of the Company’s common stock on the grant date.

Directors may elect to defer retainers, fees and equity awards received in cash or restricted stock into restricted stock units under our deferred compensation plan with the same vesting as the restricted stock to which they relate. A restricted stock unit is an unfunded right to receive one share of our common stock at a future date. Restricted stock units are credited with dividend equivalents in the form of additional stock units with the same vesting schedule as the original restricted stock units to which they relate and are payable in the form of common stock at the earlier of the date elected by the director or in a lump sum following termination of the director’s service.

Directors do not receive any perquisites and do not receive above-market nonqualified deferred compensation plan earnings. Directors are reimbursed for their reasonable expenses of attending Board and committee meetings. During 2007, Mr. Delaney received no separate compensation for his service as director and is not included in the table.

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards(1)	Awards(1)	Total
Name	($)	($)	($)	($)

William G. Byrnes(2)	52,500	98,615	10,578	161,693
Frederick W. Eubank, II(3)	—	95,072	3,525	98,597
Jason M. Fish(4)	1,000	86,430	4,737	92,167
Andrew B. Fremder(5)	40,000	61,078	3,525	104,603
Tully M. Friedman(6)	—	10,021	3,525	13,546
Sara L. Grootwassink(7)	19,500	115,597	21,790	156,887
C. William Hosler(8)	—	53,175	—	53,175
Timothy M. Hurd(9)	—	—	29,643	29,643
Dennis P. Lockhart(10)	28,667	—	13,654	42,321
Lawrence C. Nussdorf(11)	35,000	81,025	—	116,025
Thomas F. Steyer(12)	—	85,114	3,525	88,639
Paul R. Wood(13)	—	—	6,601	6,601

(1)	Amounts shown in these columns are based on the accounting expense recognized by the Company in fiscal year 2007 related to equity awards. The assumptions used to calculate the accounting expense recognized in fiscal year 2007 for the applicable equity awards, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 17 to the Company’s 2007 audited financial statements. The aggregate number of stock and option awards outstanding at December 31, 2007 appears below in the “Outstanding Director Equity Awards at Fiscal Year-End” table.

(2)	Mr. Byrnes received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent 50% of his annual retainer and meeting fees. The restricted stock unit awards represent 50% of his annual retainer and meeting fees and 100% of his long-term equity award. The grant date fair value of Mr. Byrnes’ restricted stock unit awards was $127,507.

(3)	Mr. Eubank received director compensation in deferred restricted stock awards in the form of restricted stock units representing his annual retainer, meeting fees and long-term equity award. The grant date fair value of Mr. Eubank’s restricted stock unit awards was $123,964.

(4)	Mr. Fish received director compensation in cash and shares of restricted stock. The cash fees represented his meeting fees for meetings attended in the first quarter of 2007. The stock awards represent his annual retainer, long term equity and meeting fees for meetings attended in the second, third and fourth quarters of 2007. The grant date fair value of Mr. Fish’s restricted stock awards was $123,333.

(5)	Mr. Fremder received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent his annual retainer. The restricted stock unit awards represent his meeting fees and long-term equity award. The grant date fair value of Mr. Fremder’s restricted stock unit awards was $89,970.

(6)	Mr. Friedman received director compensation in deferred restricted stock awards in the form of restricted stock units representing his annual retainer, meeting fees and long-term equity award. Mr. Friedman’s vested restricted stock units were paid to him on May 10, 2007 in the form of common stock in connection with his retirement from the Board. The grant date fair value of Mr. Friedman’s restricted stock units was $72,500.

(7)	Ms. Grootwassink received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent 50% of her meeting fees. The restricted stock unit awards represent her annual retainer, long-term equity award and 50% of her meeting fees. The grant date fair value of Ms. Grootwassink’s restricted stock unit awards was $144,489.

(8)	Mr. Hosler received director compensation in deferred restricted stock awards in the form of restricted stock units representing his annual retainer, meeting fees and long-term equity award. The grant date fair value of Mr. Hosler’s restricted stock unit awards was $85,318.

(9)	Mr. Hurd received director compensation in stock option awards. The stock options represent his annual retainer, long-term equity award and meeting fees. The grant date fair value of Mr. Hurd’s options was $41,262.

(10)	Mr. Lockhart received director compensation in cash representing his meeting fees for meetings attended prior to his resignation effective March 1, 2007.

(11)	Mr. Nussdorf received director compensation in cash and deferred restricted stock awards in the form of restricted stock units. The cash fees represent 50% of his annual retainer and meeting fees. The restricted stock unit awards represent 50% of his annual retainer and meeting fees, and 100% of his long-term equity award. The grant date fair value of Mr. Nussdorf’s restricted stock unit awards was $117,927.

(12)	Mr. Steyer received director compensation in deferred restricted stock awards in the form of restricted stock units representing his annual retainer, meeting fees and long-term equity award. The grant date fair value of Mr. Steyer’s restricted stock unit awards was $114,006.

(13)	Mr. Wood received no director compensation in 2007.

OUTSTANDING DIRECTOR EQUITY AWARDS
AT FISCAL YEAR-END
(for the fiscal year ended December 31, 2007)

Restricted Stock or
	Restricted Stock Units	Stock Option Awards(#)
Name(1)	(vested/unvested)(#)	(exercisable/unexercisable)

William G. Byrnes	6,258/3,575	34,390/1,087
Frederick W. Eubank, II	6,451/3,574	18,124/362
Jason M. Fish	1,930/3,573	700,000/—(2)
Andrew B. Fremder	4,844/3,575	18,124/362
Sara L. Grootwassink	11,569/3,574	24,144/1,087
C. William Hosler	993/3,014	—
Timothy M. Hurd	139/—	47,515/17,401
Lawrence C. Nussdorf	1,888/3,575	—
Thomas F. Steyer	7,787/3,575	18,124/362

(1)	During 2007 Messrs. Friedman, Lockhart and Wood resigned from the Board. None of them had any outstanding equity awards at December 31, 2007.

(2)	Includes awards Mr. Fish received while serving as an executive officer of the Company until his resignation in January 2007.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of the end of the Company’s 2007 fiscal year for (i) compensation plans previously approved by the Company’s stockholders and (ii) compensation plans not previously approved by the Company’s stockholders:

(1) the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2) the weighted-average exercise price of such outstanding options, warrants and rights; and

(3) other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	9,017,983	$22.99	11,366,576
Equity compensation plans not approved by stockholders(2)	48,937	$7.83	—
Total	9,066,920		11,366,576

(1)	The equity compensation plan approved by stockholders is the Company’s Third Amended and Restated Equity Incentive Plan.

(2)	In December 2002, we granted options to two employees to purchase 75,000 and 30,000 shares, respectively, in each case at a price of $8.52 per share. The options vested 20% on the date of grant and vested in equal installments over the next four anniversaries of the grant date. The options will expire in December 2012 if not previously exercised. In connection with our grant of these options, Messrs. Delaney and Fish granted us reciprocal options to purchase an aggregate of 105,000 shares of our common stock held by them, if and to the extent the options granted to our employees are exercised. In connection with our earnings and profits dividend paid in February 2006, the total number of shares underlying the option and the exercise price were adjusted to 114,187 and $7.83, respectively.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The information presented below regarding beneficial ownership of common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the vesting of any restricted stock unit or the exercise of any stock option or other right.

The following table presents, as of March 10, 2008, information based on the Company’s records and filings with the SEC regarding beneficial ownership of the following persons:

•	each person, other than directors and executive officers, known by us to be the beneficial owner of more than 5% of our common stock;

•	each director and each nominee to the Board of Directors;

•	the Company’s Chief Executive Officer and Chief Financial Officer and the other named executive officers for 2007; and

•	all directors and executive officers of the Company as a group.

Except as described below, for all shares owned, the Company believes that each director or executive officer possesses sole voting power and sole investment power.

The percentage of shares beneficially owned is based on [          ] outstanding shares of our common stock as of March 10, 2008.

[BENEFICIAL OWNERSHIP TABLE TO COME FOLLOWING RECORD DATE]

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that all of our directors, executive officers and beneficial owners of more than 10% of our common stock reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2007, except that the following were filed late: (i) an amended Form 5 was filed by Mr. Delaney on October 2, 2007 to report a gift that was previously omitted, (ii) an amended Form 4 was filed by Mr. Delaney on October 2, 2007 to include sales of stock pursuant to his Rule 10b5-1 trading plan that were omitted inadvertently, due to an error, made by the SEC’s EDGAR Filing System; the Form 4 otherwise was filed in a timely fashion, and (iii) Form 4s filed by Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., and Mr. Hurd on January 24, 2008 to report two transactions that occurred December 31, 2007.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matter for action at the 2008 Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholder Proposals for 2009 Annual Meeting

Stockholder proposals for the Company’s 2009 Annual Meeting must be received at the Company’s principal executive offices addressed to the Corporate Secretary by [          ], 2008 to be considered timely or to be eligible for inclusion in the proxy materials. A stockholder who wishes to present a proposal at the Company’s 2009 Annual Meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices addressed to the Corporate Secretary by [          ].

Cost of Soliciting Proxies

The cost of soliciting proxies will be borne by the Company. In addition to the original solicitation of proxies, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders may be “householding” our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single Notice of Internet Availability of Proxy Materials, proxy statement and annual report (if you requested one) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, proxy statement and annual report, please notify your broker to discontinue householding.

If you are a holder of record and would like to consent to householding or, alternatively, to revoke your householding consent and receive a separate copy of the Notice, proxy statement and annual report in the future, please contact Broadridge Financial Solutions, Inc. (Broadridge), either by calling toll free at 800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, USA.

Annual Report

Annual Meeting Materials

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting, this proxy statement and the Company’s 2007 Annual Report have been made available to all stockholders entitled to notice of, and to vote at, the 2008 Annual Meeting. The 2007 Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material.

March [  ], 2008

APPENDIX A

AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF CAPITALSOURCE INC.

CapitalSource Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is CapitalSource Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 4, 2003, an amended and restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on July 29, 2003 and the Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on April 27, 2006.

THIRD: This Amendment to the Second Amended and Restated Certificate of Incorporation amends the Second Amended and Restated Certificate of Incorporation of the Corporation, and has been duly adopted and approved by the Board of Directors of the Corporation in accordance with Sections 242(b) of the General Corporation Law of the State of Delaware.

FOURTH: Paragraph one of Article IV of the Second Amended and Restated Certificate of Incorporation, as so amended, reads in full as follows:

ARTICLE IV

Capital Stock

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is one billion, two hundred fifty million (1,250,000,000). One billion, two hundred million (1,200,000,000) shares shall be Common Stock, par value $.01 per share, and fifty million (50,000,000) shall be Preferred Stock, par value $.01 per share.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by its Chief Legal Officer and Corporate Secretary this [     ] day of [          ], 2008.

Steven A. Museles
Chief Legal Officer and Corporate Secretary

A-1

APPENDIX B

THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

CAPITALSOURCE INC.
THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

B-i

B-ii

CAPITALSOURCE INC.

THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

CapitalSource Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Third Amended and Restated Equity Incentive Plan (as amended, the “Plan”) as of January 25, 2006 and May 1, 2008, as follows:

1.	Purpose

This Plan is intended to (a) provide incentive to eligible persons to stimulate their efforts toward the continued success of the Company and to operate and manage their businesses in a manner that will provide for the long-term growth and profitability of the Company; and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	Definitions

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 15) over a performance period of up to and including one year (the fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 16 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” unless otherwise provided by the Board or the Committee in the Award Agreement, has the same meaning as provided in the employment agreement between the Service Provider and the Company or any Affiliate of the Company, on the date of Termination of Employment, or if no such definition or employment agreement exists, “Cause” means conduct amounting to (i) fraud or dishonesty against the Company or any Affiliate of the Company, (ii) Service Provider’s willful misconduct, repeated refusal to follow the reasonable directions of the Board, any executive officer or departmental head of the Company or any Affiliate, or knowing violation of law in the course of performance of the duties of Service Provider’s employment with the Company or any Affiliate of the Company, (iii) repeated absences from work without a reasonable excuse, (iv) intoxication with alcohol or drugs while on the Company’s or any Affiliate of the Company’s premises, (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (vi) a material breach or violation of the terms of any employment or other agreement to which Service Provider and the Company, or, if applicable, any Affiliate of the Company are parties.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means the Compensation Committee of the Board.

2.10 “Company” means CapitalSource Inc.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders, directly or indirectly, or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Service Provider. If no long-term disability plan or policy was ever maintained on behalf of the Service Provider, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

2.14 “Dividend Equivalent” means a right, granted to a Grantee under Section 14 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means January 25, 2006.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith. Notwithstanding the foregoing, for Options with a Grant Date of the date of the assumption of the Plan by the Company from CapitalSource Holdings LLC, Fair Market Value on such Grant Date shall be the price per share at which the Company sold Stock in the Company’s initial public offering as set forth in the underwriting agreement among the Company, the selling stockholders named therein and the representatives of the several underwriters named in a schedule thereto.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board or the Committee, the latest to occur of (i) the date as of which the Board or such Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the purchase price for each share of Stock subject to an Option.

2.25 “Other Agreement” shall have the meaning set forth in Section 16 hereof.

2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 15) over a performance period of more than one year.

2.28 “Plan” means this CapitalSource Inc. Third Amended and Restated Equity Incentive Plan, as amended, modified or restated from time to time.

2.29 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.30 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.31 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.32 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

2.33 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34 “Service” means service as an employee, officer, Outside Director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, Outside Director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.35 “Service Provider” means an employee, officer or Outside Director of the Company or an Affiliate, or an individual who is a consultant or adviser providing services to the Company or an Affiliate.

2.36 “Stock” means the common stock, par value $.01 per share, of the Company.

2.37 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

2.38 “Stock Unit” means a bookkeeping entry representing the equivalent of a share of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.39 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.41 “Ten Percent Stockholder” means an employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.42 “Unrestricted Stock” means an Award pursuant to Section 12 hereof.

3.	Administration of the Plan

3.1. Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s amended and restated certificate of incorporation and amended and restated by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s amended and restated certificate of incorporation and amended and restated by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive.

3.2. Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the amended and restated certificate of incorporation and amended and restated by-laws of the Company and applicable law. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. In addition, the Committee may delegate to one or more executive officers of the Company the authority to grant Awards to employees or other Service Providers who are not officers or directors of the Company. Such delegation shall specify the maximum number of shares of Stock that may be granted by such officer(s), as well as the time period during which the delegation shall remain in effect. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award, subject to Section 8.9. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Committee may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

3.4. Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5. No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.	Stock Subject to the Plan

Subject to adjustment as provided in Section 18 hereof, the number of shares of Stock available for issuance under the Plan shall be thirty three million (33,000,000). Any shares of Stock that are subject to Awards of Options shall be counted against this limit as one (1) share for every one (1) share issued. With respect to Stock Appreciation Rights, when a stock-settled Stock Appreciation Right grant is exercised, the shares subject to such award will be counted against the maximum share limitations as one (1) share for every share subject thereto, regardless of the number of shares actually issued to settle the Stock Appreciation Right upon exercise. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and one-half (1 1/2) shares for every one (1) share granted. Stock issued or to be issued under the Plan shall be authorized but unissued shares or treasury shares. If any shares covered by an Award are not purchased or are forfeited, if an Award is settled in cash or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, cash payment or termination, again be available for making Awards under the Plan. Any shares of Stock that again become available for grant pursuant to this Article 4 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights granted under the Plan, and as one and one-half (1 1/2) shares if such shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan. Shares issued pursuant to Awards granted in substitution for awards held by employees of a business entity acquired by the Company or an Affiliate shall not count against the shares available for issuance under the Plan.

5.	Effective Date, Duration and Amendments

5.1. Effective Date

The amendment and restatement of the Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the amendment and restatement of the Plan within one year after the Effective Date, any Awards made hereunder after the Effective Date shall be null and void and of no effect.

5.2. Term

The Plan shall terminate automatically on August 6, 2016 and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by applicable law. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	Award Eligibility and Limitations

6.1. Service Providers; Outside Directors; Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any such Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards

(i) the maximum number of shares of Stock subject to Options or SARs that can be issued under the Plan to any person eligible for an Award under Section 6 hereof is ten million (10,000,000) in any three consecutive calendar years;

(ii) the maximum number of shares that can be issued under the Plan, other than pursuant to an Option, SAR or time-vested Restricted Stock grant, to any person eligible for an Award under Section 6 hereof is one million (1,000,000) in any three consecutive calendar years; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Grantee shall be $5,000,000 and the maximum amount that may be earned as a

Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 18 hereof.

6.4. Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

6.5. Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Sections 8.1 and 10.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

7.	Award Agreement

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	Terms and Conditions of Options

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting

Subject to Sections 8.3 and 18 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Termination of Service

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. An Option that is intended to be an Incentive Stock Option shall no longer be exercisable as an Incentive Stock Option ninety (90) days after the termination of the Grantee’s Service.

8.5. Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, ten years following the Grant Date, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option.

8.6. Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised.

8.7. Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

8.9. No Option Repricing

Notwithstanding any other provision in the Plan to the contrary, the Option Price of an Option may not be amended or modified after the Grant Date, and an Option may not be surrendered in consideration of or exchanged for cash, other Awards or a new option having an Option Price below that of the Option which was surrendered or exchanged without approval of the Company’s stockholders.

9.	Transferability of Options

9.1. Transferability of Options

Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.2. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

10.	Stock Appreciation Rights

The Board is authorized to grant Stock Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:

10.1. Right to Payment

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR, as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the Grant Date.

10.2. Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement which may be cash or Stock, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR, provided, however, that each SAR granted under the Plan shall terminate, and all rights to acquire shares of Stock thereunder shall cease, upon the expiration of ten years from the date such SAR is granted.

10.3. No SAR Repricing

Notwithstanding any other provision in the Plan to the contrary, the grant price of a SAR may not be amended or modified after the Grant Date, and a SAR may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an grant price below that of the SAR which was surrendered or exchanged without approval of the Company’s stockholders.

11.	Restricted Stock and Stock Units

11.1. Grant of Restricted Stock or Stock Units

The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine.

11.2. Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 15.1 and 15.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

11.3. Restricted Stock Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company, or his delegate, shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that all such certificates, regardless of whether held by the Secretary, his delegate or delivered to the Grantee, shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4. Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant. Holders of Restricted Stock may not make an election under Code Section 83(b) with regard to the grant of Restricted Stock, and any holder who attempts to make such an election shall forfeit the Restricted Stock.

11.5. Rights of Holders of Stock Units

11.5.1. No Voting and Dividend Rights

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

11.5.2. Creditor’s Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

11.6. Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

11.7. Purchase of Restricted Stock

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

11.8. Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Stock Units may also be settled in cash upon the determination of the Board or as specified in the applicable Award Agreement.

12.	Unrestricted Stock Awards

The Board may, in its sole discretion, grant to any Grantee under the Plan (or sell at par value or such other higher purchase price determined by the Board) Unrestricted Stock Awards pursuant to which Grantees may receive shares of Stock free of any restrictions (“Unrestricted Stock”) or a Restricted Stock Award. Unrestricted Stock Awards may be granted or sold in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

13.	Form of Payment for Options and Restricted Stock

13.1. General Rule

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

13.2. Surrender of Stock

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise. In addition, and also only to the extent the Award Agreement so provides, payment of the Option Price may be made by requesting that the Company withhold shares of Stock that would otherwise be deliverable pursuant to the exercise of the Option, which shares shall be valued at their Fair Market Value on the date of exercise.

13.3. Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides and subject to compliance with applicable law, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3.

13.4. Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

14.	Dividend Equivalent Rights

14.1. Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. Subject to Code Section 409A, a Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

14.2. Termination of Service

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

15.	Performance and Annual Incentive Awards

15.1. Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

15.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

15.2.1. Performance Goals Generally

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

15.2.2. Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense and taxes (EBIT), (6) earnings before interest expense, taxes, depreciation and amortization (EBITDA); (7) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on assets, (12) return on capital; (13) return on investment; (14) operating earnings; (15) working capital; (16) ratio of debt to stockholders’ equity, (17) revenue; (18) book value and (19) funds from operations (FFO).

15.2.3.	Timing For Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

15.2.4.	Performance or Annual Incentive Award Pool

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

15.2.5.	Settlement of Performance or Annual Incentive Awards; Other Terms

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

15.3.	Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

15.4.	Status of Section 15.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.	Parachute Limitations

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract or understanding between the Grantee and the Company or any Affiliate that expressly addresses Section 280G of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

17.	Requirements of Law

17.1.	General

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2.	Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.	Effect of Changes in Capitalization

18.1. Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise

Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company shall in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and SARs to reflect such distribution.

18.2. Changes in Capitalization; Merger; Liquidation

(a) In the event of a merger, consolidation, reorganization or other Corporate Transaction of the Company, the Board may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or other Corporate Transaction, including, without limitation, the substitution of new awards, the termination or the adjustment of outstanding awards, the acceleration of Awards or the removal of restrictions on outstanding Awards, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Board subsequently may determine in the event of any such transaction.

(b) In addition to or instead of any adjustments authorized in Section 18.1(a) above, in the event of a merger, consolidation, reorganization or other Corporate Transaction of the Company, the Board may elect, in its sole discretion, to cancel or repurchase any outstanding Awards issued under the Plan and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of an Award consisting of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of the Stock in connection with such transaction and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the “Option Stock”) multiplied by the amount, if any, by which (I) the formula or fixed price per share of Stock paid to holders of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Option. Notwithstanding the foregoing, Stock Units shall be cancelled on a Corporate Transaction only to the extent such Corporate Transaction constitutes a “change in control event” within the meaning of Code Section 409A.

18.3. Adjustments

Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Section 18.

18.4. No Limitations on Company

The existence of this Plan and the Awards granted pursuant to this Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other act or proceeding.

19.	General Provisions

19.1. Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct or withhold from payments of any kind otherwise due to a Grantee (including by withholding shares of Stock otherwise deliverable under an Award) any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

19.4. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5. Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

19.6. Number And Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.9. Code Section 409A

The Board or the Committee, as applicable, intends to comply with Section 409A of the Code, or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board or the Committee, as applicable, determines that a Grantee would otherwise be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board or the Committee, as applicable.

CAPITALSOURCE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Annual Meeting of Stockholders — May 1, 2008 The undersigned hereby appoints John K. Delaney and Steven A. Museles, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 1, 2008 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting. Please cast your votes on the reverse side as described on the reverse side. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. To vote in accordance with the Board of Directors’ recommendation, just sign the reverse side; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendation. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) SEE REVERSE SIDE

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for CAPITALSOURCE INC. electronic delivery of information up until 11:59 P.M. Eastern Time 4445 WILLARD AVENUE the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the CHEVY CHASE, MD 20815 instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by CapitalSource Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CapitalSource Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CPTSR1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CAPITALSOURCE INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS number(s) of the nominee(s) on the line below. 1, 2, 3 AND 4. Vote On Directors 0 0 0 1. ELECTION OF DIRECTORS: Nominees are: 01) Frederick W. Eubank, II 02) Jason M. Fish 03) Timothy M. Hurd Vote On Proposals For Against Abstain 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. 0 0 0 3. APPROVAL OF THE CHARTER AMENDMENT. 0 0 0 4. APPROVAL OF THE AMENDMENTS TO THE EQUITY INCENTIVE PLAN. 0 0 0 5. THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting. For address changes and/or comments, please check this box 0 and write them on the back where indicated. Please indicate if you plan to attend this meeting. 0 0 Yes No Please sign EXACTLY as name appears at the right. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Form-10K and Notice and Proxy Statement are available at www.proxyvote.com.